UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Smith & Wesson Brands, Inc.
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Smith & Wesson®

2024 NOTICE OF ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

MEETING AND PROXY STATEMENT 2022 NOTICE OF ANNUAL STOCKHOLDER MEETING AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Tuesday, September 17, 2024	Time: 10 a.m. Eastern Time	Location: www.virtualshareholder meeting.com/SWBI2024

The Annual Meeting of Stockholders of Smith & Wesson Brands, Inc., a Nevada corporation, will be held at 10:00 a.m., Eastern Time, on Tuesday, September 17, 2024 (the “2024 Annual Meeting”). The 2024 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2024 Annual Meeting, vote, and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SWBI2024 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

The 2024 Annual Meeting will be held for the following purposes:

ITEMS OF BUSINESS
1	Election of directors
2	Advisory vote to approve executive compensation ("say-on-pay")
3	Stockholder proposal, if properly presented
And such other business as may properly come before the 2024 Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 26, 2024 may vote at the 2024 Annual Meeting.

These proxy materials were first made available to our stockholders on the internet on August 6, 2024.

Sincerely,

Kevin A. Maxwell

Senior Vice President,

General Counsel, Chief Compliance Officer, and Secretary

August 6, 2024

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read this entire Proxy Statement carefully before voting. In this Proxy Statement, Smith & Wesson Brands, Inc. (together with its subsidiaries) is referred to as "the Company," "we," "us," or "our."

MEETING INFORMATION

Time and Date	10:00 a.m., Eastern Time, on Tuesday, September 17, 2024

Location	Online via webcast at www.virtualshareholdermeeting.com/SWBI2024

Record Date	July 26, 2024

MEETING AGENDA

Proposals		Board Recommendation	Page

1.	Election of Directors	FOR each nominee	3
2.	Advisory Vote to Approve Executive Compensation	FOR	16
3.	Stockholder Proposal	AGAINST	45

Name	Age	Director Since	Experience	Committee Memberships	Other Public Company Boards
Anita D. Britt *	61	2018	Former CFO of Perry Ellis International, Inc.	AC **, CC, SC	3
Fred M. Diaz *	58	2021	Former President and CEO of Mitsubishi Motor North America, Inc.	CC, SC**	3
Michelle J. Lohmeier*	61	2023	Former Strategic Advisor to CEO of Spirit AeroSystems, Inc.	CC, SC	1
Barry M. Monheit *	77	2004	Former President of Financial Consulting Division of FTI Consulting	CC **, NCG	1
Robert L. Scott *§	78	1999	Former President of a predecessor of Smith & Wesson Brands, Inc.	AC, NCG	0
Mark P. Smith	48	2020	President and CEO of Smith & Wesson Brands, Inc.	-	0
Denis G. Suggs *	58	2021	CEO of LCP Transportation LLC	AC, NCG**	1

* = Independent Nominee; ** = Committee Chair; § = Chairman

AC = Audit Committee; CC = Compensation Committee; SC = Sustainability Committee; NCG = Nominations and Corporate Governance Committee

2024 Proxy Statement I 1

Proxy Statement Summary

KEY ACCOMPLISHMENTS

Our key accomplishments for the fiscal year ended April 30, 2024 (“fiscal 2024”) include the following:

Opened Our New Headquarters in Tennessee

In fiscal 2024, our capital allocation strategy continued to focus on investments in our business associated with the move of our headquarters and significant elements of our operations to Maryville, Tennessee (the “Relocation”). Since announcing the Relocation, we have spent $182.9 million in aggregate on the Relocation, with $70.7 million spent in fiscal 2024. In October 2023, we hosted a grand opening celebration at our new headquarters, attracting more than 5,000 attendees and raising approximately $170,000 for local charities. Once we complete the Relocation, we will be positioned to deliver improved operating and financial performance, in part, due to the realization of certain distribution and manufacturing efficiencies.

GOVERNANCE HIGHLIGHTS

Board Refreshment

We recognize the importance of board refreshment. More than 70% of our director nominees have joined our board of directors (the "Board") since 2018, demonstrating the Board’s commitment to refreshment, including with independent nominees who provide perspectives and experience to support our strategy. Of our seven director nominees, two are women, one is a racial minority, and one is an ethnic minority.

Right to Call Special Meetings

At the annual meeting of stockholders held on September 19, 2023 (the “2023 Annual Meeting”), 99% of votes cast were in favor of a management proposal to give stockholders owning a combined 25% of our outstanding shares of common stock the right to request a special meeting. In response to these voting results, among other considerations, in March 2024 the Board adopted amendments to our Amended and Restated Bylaws (our “Bylaws”) to provide for this right.

Risk Oversight

Given the nature of our business, the Board remains focused on overseeing risk management. In addition to the Audit Committee receiving periodic presentations on enterprise risk management, during fiscal 2024, the Sustainability Committee discussed the campaign against the firearm industry at each of its meetings.

Stockholder Engagement

We recognize the importance of stockholder engagement. In addition to our regular, year-round stockholder engagement initiatives, prior to the 2023 Annual Meeting, we met with certain of our largest stockholders to discuss, among other things, two management proposals and two stockholder proposals. In the first half of 2024, we again met with certain of our largest stockholders. We used these meetings to, among other things, provide an update on the progress we have made on various corporate governance initiatives.

COMPENSATION HIGHLIGHTS

Pay for Performance

Our executive compensation program emphasizes our pay-for-performance philosophy. For fiscal 2024:

•
100% of our named executive officers’ (“NEOs”) annual cash incentive goals were tied to company performance (Net Sales and Adjusted EBITDAS). Adjusted EBITDAS also served as the threshold for which the failure to achieve this performance metric would result in no bonus payments regardless of the achievement of the other performance metric.
•
60% of our NEOs’ stock-based award value was tied to our performance, as reflected by relative total shareholder return value.
•
Our NEOs received 71% of their target annual cash incentive for fiscal 2024 based on our Net Sales and Adjusted EBITDAS performance.
•
Our NEOs who received a stock-based award in 2021 received none of the target shares of common stock for the performance-based restricted stock unit (“PSU”) portion of the award because we failed to meet the minimum performance requirements.

2 I 2024 Proxy Statement

BOARD AND GOVERNANCE MATTERS

PROPOSAL One – election of directors

What Am I Voting On? Stockholders are being asked to elect each of the seven director nominees named in this Proxy Statement to hold office until the annual meeting of stockholders in 2025 (the “2025 Annual Meeting”) and until his or her successor is elected and qualified.

Voting Recommendation: FOR the election of each of the seven director nominees

Vote Required: A director will be elected if that director nominee receives a majority of the votes cast

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

GOVERNANCE FRAMEWORK

Our business and affairs are managed under the direction of the Board, subject to limitations and other requirements in our charter documents or in applicable statutes, rules, and regulations, including those of the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market (“Nasdaq”).

Our governance framework supports independent oversight and accountability.

Independent Oversight	Accountability
• 6 of 7 director nominees are independent • Non-Executive Chairman • All independent committees • Demonstrated commitment to Board refreshment – more than 70% of the Board has joined since 2018	• Majority voting in uncontested elections • Annual election of directors • Annual advisory say-on-pay vote • Robust over-boarding policy • Stockholder right to call special meetings • Proxy access right

Our governance framework is based on our Amended and Restated Bylaws (our “Bylaws”), as well as the key governance documents listed below:

•
Code of Conduct and Ethics
•
Code of Ethics for CEO and Senior Financial Officers
•
Corporate Governance Guidelines (the “Guidelines”)
•
Charters of the Audit Committee, the Compensation Committee, the Nominations and Corporate Governance Committee (the “NCG Committee”) and the Sustainability Committee.

Copies of these documents are available on our website, www.smith-wesson.com, or upon written request sent to our Corporate Secretary at our principal executive offices located at 1852 Proffitt Springs Road, Maryville, Tennessee 37801. The information on our website is not part of this Proxy Statement.

2024 Proxy Statement I 3

Board and Governance Matters

BOARD COMPOSITION

Director Skills and Qualifications

The NCG Committee, using a matrix of director skills and experiences that the Board believes are needed to address existing and emerging business and governance issues relevant to us (the “Skills Matrix”), reviews with the Board annually the desired experiences, mix of skills, and other qualities required for new Board members, as well as Board composition. The Board seeks director candidates who possess the requisite judgment, background, skill, expertise, and time to strengthen and increase the breadth of skills and qualifications of the Board. In particular, the Board may consider, among other things, the fit of the individual’s skills, background, qualifications, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board and a mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities.

Diversity Considerations. The Board does not have a specific diversity policy; however, as noted above, diversity is among the factors the NCG Committee may consider in connection with its annual review of desired experiences, mix of skills, and other qualities required for new Board members. We have posted a board diversity matrix on our website, www.smith-wesson.com, to comply with a Nasdaq rule. The information on our website is not part of this Proxy Statement.

Governance Spotlight Of our seven director nominees, two are women, one is a racial minority, and one is an ethnic minority.

Skills Matrix. The NCG Committee developed the Skills Matrix in response to requests from certain of our stockholders for more detailed information concerning our directors’ qualifications. The NCG Committee adopted the Skills Matrix to facilitate the comparison of our directors’ skills and experiences to those that the Board believes are needed to address existing and emerging business and governance issues relevant to us. The table below lists those skills and experiences, along with the total number of director nominees who possess the particular skill or experience.

Skill/Experience	Description	# of Director Nominees
Executive	Experience serving as a CEO or a senior executive provides a practical understanding of a complex business like ours.	7 of 7
Public Company Board	Service on other public company boards facilitates an understanding of corporate governance practices and trends, and insights into board management.	5 of 7
Regulated Industry / Government	Experience with regulated industries and government provides insight and perspective in working constructively and proactively with government agencies.	4 of 7
Sales and Marketing	Experience in sales, brand management, marketing, and marketing strategy provides a perspective on how to better market our products.	3 of 7
Risk Management	Given the importance of the Board’s role in risk oversight, we seek directors who can help identify, manage, and mitigate key risks.	6 of 7
Financial	Understanding financial reporting and accounting processes enables monitoring and assessment of operating and strategic performance and facilitates accurate financial reporting and robust controls.	4 of 7
Manufacturing	Functional experience in a senior operating position with a manufacturing company can help us drive operating performance.	6 of 7
Sustainability	Experience with sustainability matters, including environmental sustainability, human capital management and corporate ethics, enables management of sustainability risks and opportunities.	3 of 7

4 I 2024 Proxy Statement

Board and Governance Matters

Director Independence

Under the Guidelines and the Nasdaq listing standards, the Board must consist of a majority of independent directors. The Board annually reviews director independence and has determined that all director nominees, except for Mr. Smith (who is our President and CEO), are independent, as “independence” is defined by the SEC and the Nasdaq listing standards.

Board Refreshment

We recognize the importance of Board refreshment. Directors are elected each year at our annual meeting of stockholders to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The NCG Committee regularly considers Board composition and how Board composition changes over time.

Governance Spotlight Of our seven director nominees, five have joined the Board since 2018.

The Board has not established a mandatory retirement age; however, pursuant to the Guidelines, the Board and the NCG Committee review, in connection with the process of selecting nominees for election at annual stockholder meetings, each director’s continuation on the Board.

The Board has not established term limits; however, pursuant to the Guidelines, the NCG Committee reviews each director’s continuation on the Board at least every three years, which, among other things, allows the Board, through the NCG Committee, to consider the appropriateness of the director’s continued service.

Director Nomination Process

The NCG Committee is responsible for identifying and evaluating Board nominees. In identifying candidates, the NCG Committee may take into account all factors it considers appropriate, which may include personal qualities and characteristics, individual character and integrity, mature judgment, career specialization, relevant technical skills and accomplishments, and the extent to which the candidate would fill a present need on the Board.

Stockholder-Recommended Candidates. The NCG Committee will consider persons recommended by our stockholders for inclusion as Board nominees if the information required by our Bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary.

Stockholder-Nominated Candidates. Our Bylaws include a “Proxy Access for Director Nominations” provision that permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials Board nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.

Majority Voting Standard

Our directors are elected by a majority of the votes cast for them in uncontested elections. If an incumbent director does not receive the requisite majority of votes cast, then the director is expected to submit his or her resignation to the Board. Based on the recommendation of the NCG Committee, the Board would determine whether to accept the resignation and would publicly disclose its decision and its rationale. A director who tenders his or her offer of resignation would abstain from any decision or recommendation regarding the offered resignation.

5 I 2024 Proxy Statement

Board and Governance Matters

Over-Boarding Policy

Our directors may not serve on more than three other public company boards, unless it is determined, based on the individual facts, that such service will not interfere with service on the Board. In connection with the evaluation of these facts, the Chairman of the Board and Chair of the NCG Committee will consider the time commitment required by the director’s service, if any, in leadership positions (e.g., board chair, committee chair, lead independent director, etc.) on the Board and any other public company board of directors. None of our director nominees serves on more than three other public company boards, and our CEO does not serve on any other public company board. The NCG reviews annually the time commitments of our independent directors.

Director Nominees

The Board currently has seven members. Pursuant to the recommendation of the NCG Committee, the Board has nominated each current director for election at the 2024 Annual Meeting. If elected, each director nominee will hold office until the 2025 Annual Meeting and until his or her successor is elected and qualified. If any director nominee is unable or declines to serve as a director at the time of the 2024 Annual Meeting, the proxies will be voted for any nominee designated by our current Board to fill the vacancy. We do not expect that any director nominee will be unable or will decline to serve as a director.

Set forth below is information about each director nominee, including a description of his or her qualifications to serve on the Board and a listing of certain key skills and experiences from the Skills Matrix possessed by each director nominee.

ANITA D. BRITT

Age: 61

Director since: 2018

Independent

Board committees:

• Audit

• Compensation

• Sustainability

Other public company boards:

• Delta Apparel, Inc.

• urban-gro, Inc.

• VSE Corporation

Other public company boards within five years:

• None

Background:

Ms. Britt served as CFO of Perry Ellis International, Inc. from 2009 to 2017 and held senior financial leadership positions at Jones Apparel Group, Inc. (1993 to 2006) and Urban Brands, Inc. (2006 to 2009). Ms. Britt is a CPA and a member of the American Institute of Certified Public Accountants. She is also a Board Leadership Fellow, as designated by the National Association of Corporate Directors. Ms. Britt holds a Carnegie Mellon Cybersecurity Oversight Certification and a Harvard Kennedy School Executive Education Certificate in Cybersecurity: The Intersection of Policy and Technology.

Key Qualifications and Skills Include:

   Financial. Extensive corporate finance, investor relations, and capital markets experience gained through service as a public company CFO and other senior financial roles; certified public accountant

   Public Company Board. Service on three other boards (see related caption)

   Risk Management. Certified public accountant; former public company

CFO; holds multiple cybersecurity certifications (see above)

6 I 2024 Proxy Statement

Board and Governance Matters

FRED M. DIAZ

Age: 58

Director since: 2021

Independent

Board committees:

• Compensation

• Sustainability

Other public company boards:

• Archer Aviation Inc.

• SiteOne Landscape Supply,
Inc.

• Valero Energy Corporation

Other public company boards within five years:

• None

Background:

Mr. Diaz served as President, CEO, and Chairman of Mitsubishi Motor North America, Inc. from 2018 to 2020 and as General Manager, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Tokyo, Japan from 2017 to 2018. He served in various executive level positions with Nissan North America Inc. for four years and Chrysler Corporation LLC for 24 years, including as the President and CEO of the Ram Truck Brand and Chrysler of Mexico.

Key Qualifications and Skills Include:

   Executive. Former President and CEO of Mitsubishi Motor North America, the

Ram Truck Brand, and Chrysler of Mexico

   Manufacturing. Extensive operations experience gained through service as executive of multinational manufacturers, including Mitsubishi and Chrysler

   Public Company Board. Service on three other boards (see related caption)

   Sales and Marketing. Former SVP, Sales & Marketing and Operations USA

for Nissan North America and Head of National Sales of Ram Truck Brand

MICHELLE J. LOHMEIER
Age: 61 Director since: 2023 Independent Board committees: • Compensation • Sustainability Other public company boards: • Mistras Group, Inc. Other public company boards within five years: • Kaman Corp.

Background:

Ms. Lohmeier has been a director since July 2023. She is a former senior advisor to the CEO of Spirit AeroSystems Holdings, Inc. having served in that position from 2019 to 2021. Prior to that, she had served as SVP and General Manager of Airbus Programs at Spirit AeroSystems. Before joining Spirit AeroSystems, Ms. Lohmeier held senior positions at Raytheon Company, including VP of the Land Warfare Systems product line at Raytheon Missile Systems. Previously, she was the program director at Raytheon for the design, development, and production implementation of the Standard Missile-6 weapon system for the U.S. Navy. She began her career with Hughes Aircraft Company as a system test engineer in 1985.

Key Qualifications and Skills Include:

    Manufacturing. Extensive operations experience gained through roles with

    Spirit AeroSystems, Raytheon, and Hughes Aircraft

    Public Company Board. Service on another board (see related caption)

    Regulated Industry/Government. Extensive experience in the highly regulated aerospace and defense industries

BARRY M. MONHEIT
Age: 77 Director since: 2004 Independent Board committees: • Compensation • NCG Other public company boards: • American Outdoor Brands, Inc. Other public company boards within five years: • None

Background:

Mr. Monheit served as Chairman of the Board from 2004 until the completion (on August 24, 2020) of the spin-off of our former outdoor products and accessories business (the “Separation”). Since the Separation, he has served as Chairman of American Outdoor Brands, Inc. From 2020 to July 2023, Mr. Monheit served as a Senior Managing Director of J.S. Held, LLC, a consulting company providing services in forensic accounting, fraud investigations, receivership and restructuring, and lost profit exams. He formerly served as President and CEO of Quest Resource Holding Corp., a publicly traded company, as a Senior Managing Director of FTI Palladium Partners, in various capacities with FTI Consulting, Inc., including President of its Financial Consulting Division, and as a partner with Arthur Andersen & Co., where he served as partner-in-charge of its New York Consulting Division and its U.S. Bankruptcy and Reorganization Practice.

Key Qualifications and Skills Include:

    Executive. Former CEO of Quest Resource; Division President of FTI

Consulting; and partner of Arthur Andersen

    Financial. Retired certified public accountant; former partner of
    Arthur Andersen

    Public Company Board. Current Chairman of American Outdoor Brands, Inc.

7 I 2024 Proxy Statement

Board and Governance Matters

ROBERT L. SCOTT
Age: 78 Director since: 1999 Independent Board committees: • Audit • NCG Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Scott has served as our Chairman since 2020. He also serves as Chairman of the National Shooting Sports Foundation, or NSSF, and served from 2005 to 2008 on the board of directors of the Sporting Arms and Ammunition Manufacturers' Institute, or SAAMI. Mr. Scott served as a consultant to us (2004 to 2006); our President (1999 to 2002); Chairman of our wholly owned subsidiary, Smith & Wesson Corp. (2003); and President of Smith & Wesson Corp. (2001 to 2002). From 1989 to 1999, he served as Vice President of Sales and Marketing and later as Vice President of Business Development of Smith & Wesson Corp. prior to its acquisition by us. Prior to that, Mr. Scott served in senior positions with Berkley & Company and Tasco Sales Inc., two leading companies in the outdoor industry. He previously served as a director of Primos Hunting, a leader in the hunting category, and OPT Holdings, a hunting accessories marketer.

Key Qualifications and Skills Include:

   Executive. Our former President, VP of Sales and Marketing, and

VP of Business Development

   Regulated Industry/Government. Extensive leadership experience in firearm and outdoor industries through affiliations with us, NSSF, SAAMI,

   Primos Hunting, and OPT Holdings

   Sales and Marketing. Our former VP of Sales and Marketing;

previously served in senior sales roles with Berkley and Tasco Sales

MARK P. SMITH
Age: 48 Director since: 2020 Not Independent Board committees: • None Other public company boards: • None Other public company boards within five years: • None

Background:

Mr. Smith has served as our President and CEO and as a director since August 2020. Since joining us in 2010, he has served in a number of roles with increasing responsibility, including Vice President of Supply Chain Management (2010 to 2011), Vice President of Manufacturing and Supply Chain Management (2011 to 2016), President, Manufacturing Services (2016 to 2020), and Co-President and Co-Chief Executive Officer (January 2020 to August 2020). Prior to joining us, Mr. Smith served as Director Supply Chain Solutions for Alvarez & Marsal Business Consulting, LLC (2007 to 2010), in various positions with Ecolab, Inc. (2001 to 2007) and as a Production Supervisor for Bell Aromatics (1999 to 2001).

Key Qualifications and Skills Include:

    Executive. Our President and CEO

    Manufacturing. Extensive operations experience gained through roles with us,

  including as President, Manufacturing Services and VP of

    Manufacturing and Supply Chain Management, and Alvarez & Marsal

    Regulated Industry/Government. Extensive leadership experience in firearm industry through affiliation with us

8 I 2024 Proxy Statement

Board and Governance Matters

DENIS G. SUGGS
Age: 58 Director since: 2021 Independent Board committees: • Audit • NCG Other public company boards: • Patrick Industries Other public company boards within five years: • None

Background:

Mr. Suggs has served as CEO of LCP Transportation LLC, a non-emergency medical transportation provider, since 2020. From 2014 to 2020, he served as President and CEO of Strategic Materials, Inc., a provider of environmental services. Mr. Suggs previously served in executive capacities with Belden, Inc., Danaher Corporation, and Public Storage Inc.

Key Qualifications and Skills Include:

   Sustainability. Experience as President and CEO of Strategic Materials, a

leading glass and plastics recycler, as well as through service on board of directors of Glass Packaging Institute, which focuses on sustainability issues

   Manufacturing. Extensive operations experience gained through service as executive of Belden and Danaher

   Regulated Industry/Government. Experience as CEO of LCP Transportation,

which operates in a heavily regulated industry, as well as leading organizations that serve highly regulated sectors, such as aerospace and defense

BOARD AND COMMITTEE GOVERNANCE

Risk Oversight

The Board recognizes that risk is inherent in every business. As is the case in virtually all businesses, the Board recognizes that we face a number of risks, including operational, economic, financial, cybersecurity, legal, regulatory, and competitive risks. While our management is responsible for the day-to-day management of the risks we face, the Board, as a whole and through its committees, is responsible for the oversight of risk management.

The Board’s involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. The Board receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, cybersecurity, legal, regulatory, and competitive risks. The Board also reviews the various risks we identify in our SEC filings, as well as risks relating to various specific developments, such as new product introductions. In addition, the Board regularly receives reports from senior members of our Internal Audit function and our General Counsel and Chief Compliance Officer.

See Part I, “Item 1A. Risk Factors,” in our annual report on Form 10-K for the fiscal year ended April 30, 2024 (the “Form 10-K”) to learn more about the risks we face. The risks described in the Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to us also may materially and adversely affect our business, operating results, and financial condition.

Governance Spotlight

Our Audit Committee Chair communicates directly with our Chief Compliance Officer at least quarterly (in between meetings of the Audit Committee) in order to enhance the Board’s oversight of risk and the independence of our compliance function.

Given the nature of our business, the Board remains focused on overseeing risk management. During fiscal 2024, the Sustainability Committee discussed the campaign against the firearm industry at each of its meetings.

9 I 2024 Proxy Statement

Board and Governance Matters

Set forth below are the key responsibilities of the committees in assisting the Board in fulfilling its risk oversight role.

AUDIT COMMITTEE	COMPENSATION COMMITTEE

• Oversees our financial and reporting processes and the audit of our financial statements

• Assists the Board with respect to:

- the oversight and integrity of our financial statements

- our compliance with legal and regulatory matters

- our policies and practices related to information security, including cybersecurity

- the independent registered public accountant’s qualification and independence

- the performance of the independent registered public accountant

• Meets separately on a regular basis with representatives of our independent registered public accountant and our internal audit function

• Considers the risk that our compensation policies and practices may have in attracting, retaining, and motivating valued employees

• Endeavors to ensure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on us

NCG COMMITTEE

• Oversees governance-related risk, such as board independence, conflicts of interest, and management and succession planning

SUSTAINABILITY COMMITTEE

• Reviews emerging risks associated with sustainability matters

Cybersecurity Risk Oversight. We recognize the importance of cybersecurity risk governance. The Audit Committee receives regular reports from management on, among other things, the emerging cybersecurity threat landscape and our cybersecurity risks and threats. The Audit Committee regularly briefs the full Board on these matters. We maintain a Cyber Incident Response Plan.

Sustainability Risk Oversight. We recognize the importance to our stakeholders of sustainability matters. Since 2021, the Sustainability Committee has assisted the Board and its committees in fulfilling the Board’s oversight responsibilities with various environmental, social, health, safety, and governance policies and operational control matters relevant to us.

Board Leadership Structure

We maintain separate roles between our CEO and Chairman in recognition of the differences between the responsibilities of these roles. The Board believes this leadership structure is the most effective for us at this time because it allows our CEO to focus on running our business and our Chairman to focus on pursuing sound governance practices that benefit the long-term interests of our stockholders.

Board Committees

The Board has four standing committees, each of which is comprised of independent directors: the Audit Committee, the Compensation Committee, the NCG Committee, and the Sustainability Committee. During fiscal 2024, Michael F. Golden served as our Vice Chairman and Chair of the Sustainability Committee until his passing in June 2023 and John B. Furman served on the Audit Committee, Compensation Committee, and NCG Committee until his retirement at the 2023 Annual Meeting.

10 I 2024 Proxy Statement

Board and Governance Matters

AUDIT COMMITTEE

Members:

Anita D. Britt (Chair)

Robert L. Scott

Denis G. Suggs

Meetings in Fiscal 2024: 5

Member Independence: 3 of 3

* All members meet the independence requirements of Nasdaq and Rule 10A-3 of the Exchange Act. The Board has determined that each member is an “audit committee financial expert” within the meaning of SEC regulations.

Purpose:

• Overseeing our financial and reporting processes and the audits of our financial statements.

• Providing assistance to the Board with respect to its oversight of:

- the integrity of our financial statements

- our compliance with legal and regulatory requirements

- the independent auditor’s qualifications and independence

- the performance of our internal audit function, if any, and independent auditor

- our policies and practices related to information security, including cyber security, protection of personally identifiable information, and training of employees around such items

• Preparing the report that SEC rules require be included in our annual proxy statement.

Principal Responsibilities:

• Appointing, retaining, compensating, evaluating, and terminating any accounting firm engaged to prepare or issue an audit report or performing other audit, review, or attest services, and overseeing the work of such firm.

• Overseeing our accounting and financial reporting process and audits of our financial statements.

COMPENSATION COMMITTEE

Members:

Barry M. Monheit (Chair)

Anita D. Britt

Fred M. Diaz

Michelle J. Lohmeier

Meetings in Fiscal 2024: 6

Member Independence: 4 of 4

* All members meet the independence requirements of Nasdaq and qualify as “non-employee directors” under Rule 16b-3(b)(3)(i) of the Exchange Act.

Purpose:

• Determining, or recommending to the Board for determination, the compensation of our CEO and other executive officers.

• Discharging the Board’s responsibilities relating to our compensation programs and compensation of our executives.

• Producing an annual compensation committee report on executive compensation for inclusion in our annual proxy statement.

Principal Responsibilities:

• Setting compensation for executive officers and directors.

• Monitoring incentive- and equity-based compensation plans.

• Appointing, compensating, and overseeing the work of any compensation consultant, legal counsel, and other retained advisor.

11 I 2024 Proxy Statement

Board and Governance Matters

NCG COMMITTEE Members: Denis G. Suggs (Chair) Barry M. Monheit Robert L. Scott Meetings in Fiscal 2024: 5 Member Independence: 3 of 3 * All members meet the independence requirements of Nasdaq.

Purpose:

• Selecting, or recommending to the Board for selection, the individuals to stand for election as directors at each election of directors.

• Overseeing the selection and composition of Board committees and, as applicable, overseeing management continuity planning processes.

Principal Responsibilities:

• Developing and recommending to the Board corporate governance principles applicable to us.

• Overseeing the evaluation of the Board and management.

•  Developing and maintaining the Skills Matrix

SUSTAINABILITY COMMITTEE Members: Fred M. Diaz (Chair) Anita D. Britt Michelle J. Lohmeier Meetings in Fiscal 2024: 4 Member Independence: 3 of 3

Purpose:

• Assisting the Board and its committees in fulfilling the oversight responsibilities of the Board with various environmental, social, health, safety, and governance policies and operational control matters relevant to us.

Principal Responsibilities:

• Reviewing the status and effectiveness of our sustainability initiatives.

• Reviewing emerging risks and opportunities associated with sustainability.

• Assessing whether to adopt sustainability goals, metrics, and targets, and adopting such goals, metrics, and targets, if deemed appropriate.

Meeting Attendance in Fiscal 2024

In fiscal 2024, the Board held five meetings and its committees held a combined total of 20 meetings. Each director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. We encourage our directors to attend our annual meetings of stockholders. All directors attended the 2023 Annual Meeting, except for Mr. Furman, who retired and did not stand for election at the 2023 Annual Meeting.

Executive Sessions

We regularly hold executive sessions in which independent directors meet without the presence or participation of management. Our Chairman serves as the presiding director of these executive sessions during Board meetings, and our committee chairs preside at the sessions held during committee meetings.

Right to Call Special Meetings

In March 2024, the Board adopted amendments to our Bylaws to provide stockholders owning a combined 25% of our outstanding shares of common stock the right to request a special meeting, provided that a requesting stockholder satisfies the requirements specified in our Bylaws.

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Board and Governance Matters

Stockholder Engagement

We meet with investors throughout the year and consider investor feedback on emerging issues, which allows us to better understand their priorities and perspectives. This year-round engagement provides us with useful input and enables us to consider developments proactively. In addition, from time to time, we conduct stockholder outreach programs. Prior to the 2023 Annual Meeting, we requested meetings with the corporate governance teams of stockholders representing approximately 49% of our outstanding shares, as a result of which we engaged with teams at stockholders representing approximately 24% of our outstanding shares. We primarily discussed the management and stockholder proposals that were included in our proxy materials for the 2023 Annual Meeting. In the first half of 2024, we requested meetings with the corporate governance teams of stockholders representing 49% of our outstanding shares, as a result of which we engaged with teams at stockholders representing 27% of our outstanding shares. We used these meetings to, among other things, provide an update on the progress we have made on various corporate governance initiatives.

Responding to Stockholder Engagement. We value the feedback that we receive from our investors and seek opportunities to respond to their feedback, when appropriate. For example, in response to stockholder feedback, we have expanded our public disclosures both in SEC-filed documents and through the publication of other relevant documents, such as our Environmental Factsheet, which we began publishing annually in 2021, and our Firearm Market Factsheet, which we published in 2022. Copies of the Firearm Market Factsheet and the Environmental Factsheet are available on our website, www.smith-wesson.com. The information on our website is not part of this Proxy Statement.

In addition, in response to requests from certain of our stockholders for more detailed information concerning our directors’ qualifications, in fiscal 2023, the NCG Committee adopted the Skills Matrix.

In addition to engaging with our largest stockholders, we have devoted significant resources in recent years engaging with the proponent for Proposal 3. We spoke directly to the proponent on three occasions in 2022, once in 2023, and once in 2024. Each discussion was conducted in a respectful manner, and we came away with a better understanding of the proponent’s positions regarding gun control generally and its stockholder proposals specifically.

Governance Spotlight We spoke directly with the proponent for Proposal 3 on five occasions since the start of 2022 in order to better understand the proponent’s views and objectives.

13 I 2024 Proxy Statement

Board and Governance Matters

ADDITIONAL GOVERNANCE MATTERS

Certain Relationships

Unless delegated to the Compensation Committee by the Board, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board, or approve, any contracts or other transactions with any of our current or former executive officers, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, our policies, and the Nasdaq listing standards. As appropriate, the disinterested directors of the applicable committees of the Board will consult with our legal counsel or internal auditor. There was no transaction during fiscal 2024, and there are no currently proposed transactions, in which we were or are to be a participant in which an executive officer, director, director nominee, a beneficial owner of 5% or more of our common stock, or any immediate family members of such persons had or will have a direct material interest.

We have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Clawback Policy

We maintain a compensation recovery, or clawback, policy. See “Compensation Matters – Compensation Discussion and Analysis – Additional Compensation Matters – Clawback Policy” for more information.

Communicating with the Board

Stockholders may communicate with the Board or specific directors, including our independent directors and the members of our board committees, by submitting a letter addressed to the Board of Directors of Smith & Wesson Brands, Inc., c/o any specified individual director or directors, at our principal executive offices.

Corporate Political Contributions and Expenditures

We have a policy to post on our website each fiscal year an annual report disclosing all political contributions or expenditures in the United States in excess of $50,000 that are not deductible as “ordinary and necessary” business expenses under Section 162(e) of the Internal Revenue Code, as amended (the "Code"). Non-deductible amounts generally include contributions to or expenditures in support of or opposition to political candidates, political parties, or political committees.

Corporate Stewardship Policy

We maintain a policy, pursuant to which, in order to meet our objective of being a good corporate steward, we consider, among other things, our responsibilities with respect to employee, safety, and governance risks, including the risks caused by the unlawful or improper use of firearms.

Director and Officer Derivative Trading and Hedging

We maintain a policy prohibiting our directors and officers, including our executive officers, and any family member residing in the same household, from engaging in derivatives trading and hedging involving our securities or pledging or margining our common stock.

Whistleblower Policy

We maintain a policy covering the policies and procedures for the receipt, retention, and treatment of complaints that we receive regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

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Board and Governance Matters

DIRECTOR COMPENSATION

The Compensation Committee, with advice from its independent compensation consultant, determines, or recommends to the Board for determination, the compensation of our directors. For fiscal 2024, we paid each non-employee director an annual retainer of $70,000. We also paid additional sums to our Chairman, Chairs of our committees, and members of our committees as follows:

Chairman	$62,500
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$25,000
Chair, NCG Committee	$25,000
Chair, Sustainability Committee	$25,000
Non-Chair Audit Committee Members	$8,000
Non-Chair Compensation Committee Members	$5,000
Non-Chair NCG Committee Members	$5,000
Non-Chair Sustainability Committee Members	$5,000

In fiscal 2024, we eliminated the role of Vice Chairman.

Each committee member was entitled to receive an additional $1,500 per committee meeting attended in excess of seven meetings per year (for the Audit Committee), in excess of six meetings per year (for the Compensation Committee), in excess of four meetings per year (for the NCG Committee), and in excess of four meetings per year (for the Sustainability Committee). No such payments were made in fiscal 2024.

We reimburse directors for travel and related expenses incurred in connection with attending Board and committee meetings. Mr. Smith receives no additional compensation for his service as a director.

Each non-employee director receives a stock-based grant to acquire shares of our common stock on the date of his or her first appointment or election to the Board. Each non-employee director also receives a stock-based grant at the Board meeting held immediately following our annual meeting of stockholders for that year. Stock-based grants in fiscal 2024 were in the form of restricted stock units (“RSUs”) for 8,496 shares of common stock. Ms. Lohmeier received an additional RSU award for 7,843 shares of common stock upon joining the Board. The RSUs vest one-twelfth each month after the grant.

The following table sets forth the compensation paid by us to each non-employee director for fiscal 2024.

	Fees Earned
	or Paid in	Stock	All Other
Name (1)	Cash	Awards (2)	Compensation		Total
Anita D. Britt	$105,000	$99,998	$293	(4)	$205,291
Fred M. Diaz	$96,667	$99,998	$149	(5)	$196,814
John B. Furman (3)	$36,667	$—	$149	(5)	$36,816
Michael F. Golden (3)	$19,667	$—	$—		$19,667
Michelle J. Lohmeier (3)	$63,441	$199,996	$5,231	(4)	$268,668
Barry M. Monheit	$100,000	$99,998	$1,121	(5)	$201,119
Robert L. Scott	$145,500	$99,998	$23,432	(6)	$268,930
Mark P. Smith	$—	$—	$—		$—
Denis G. Suggs	$103,000	$99,998	$2,274	(5)	$205,272

(1)
As of April 30, 2024, each of the non-employee directors had the following number of stock awards outstanding, which represent undelivered shares underlying vested RSUs: Mr. Monheit 7,956; Mr. Scott 7,956; Ms. Britt 4,956; Mr. Diaz 4,956; Ms. Lohmeier 10,838; and Mr. Suggs 4,956. As of April 30, 2024, there were no stock options outstanding for the directors.
(2)
The amounts shown in this column represent the grant date fair value for stock awards granted to the directors calculated in accordance with Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in the Form 10-K.
(3)
Mr. Furman retired at the 2023 Annual Meeting. Mr. Golden passed away in June 2023. Ms. Lohmeier joined the Board in July 2023.
(4)
Consists of costs for certain products provided without cost and spousal travel.
(5)
Consists of costs for certain products provided without cost.
(6)
Consists of reimbursement of medical coverage costs, costs for certain products provided without cost, and spousal travel.

We maintain stock ownership guidelines for our directors and executive officers. See “Compensation Matters — Compensation Discussion and Analysis — Additional Compensation Matters — Stock Ownership and Retention Requirements.”

15 I 2024 Proxy Statement

compensation matters

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

What Am I Voting On? The Board is asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement

Voting Recommendation: FOR the proposal

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

Pursuant to SEC rules, our stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement. We have recently received high levels of support from our stockholders on advisory votes to approve executive compensation.

Recent Support for Say-on-Pay Proposal
2021: 97%	2022: 95% 2023: 97%

As described in the Compensation Discussion and Analysis section, we believe our compensation policies and procedures are competitive, focused on pay-for-performance principles, and aligned with the long-term interests of our stockholders. Our executive compensation philosophy is to pay base salaries to our executive officers at levels that, in the context of unfavorable industry factors beyond the control of management, enable us to attract, motivate, and retain highly qualified executives. Our executive compensation program is designed to link annual performance-based cash incentive compensation to the achievement of pre-established performance objectives, based primarily on our financial results and achievement of other corporate goals.

Consistent with our pay-for-performance philosophy:

•
Our NEOs received 71% of their target annual cash incentive for fiscal 2024 based on our net sales and Adjusted EBITDAS performance.
•
Our NEOs who received a stock-based award in 2021 received none of the target shares of common stock for the PSU portion of the award because we failed to meet the minimum performance requirements.

The advisory vote on this resolution is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our NEOs, as well as the compensation philosophy, policies, and practices described in this Proxy Statement. Our stockholders may vote for or against, or abstain from voting on, the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, executive compensation tables, and narrative discussion set forth in the Proxy Statement for the 2024 Annual Meeting of Stockholders.

This advisory vote will not be binding on the Board. The Compensation Committee will, however, take the outcome of the vote into account when considering future executive compensation decisions. We provide our stockholders with this advisory vote on an annual basis and expect that the next such vote will occur at the 2025 Annual Meeting.

2024 Proxy Statement I 16

Compensation Matters

COMPENSATION DISCUSSION AND ANALysis

EXECUTIVE SUMMARY

Named Executive Officers

This section describes our executive compensation program, outlines the core principles behind that program, and reviews the actions taken by the Compensation Committee concerning the fiscal 2024 compensation of the following NEOs:

Name	Title
Mark P. Smith	President and CEO
Deana L. McPherson	Executive Vice President, CFO, Treasurer, and Assistant Secretary
Kevin A. Maxwell	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary
Susan J. Cupero	Vice President, Sales

Program Emphasis

Our executive compensation program emphasizes our pay-for-performance philosophy and is designed to help us attract, motivate, and retain highly qualified executives.

Compensation Governance and Practices

Our executive compensation program demonstrates our ongoing commitment to good corporate governance practices and aligns our executive officers’ interests with those of our stockholders.

Risk Mitigation	Program Features

• Clawback policy • Stock ownership guidelines • Derivatives trading and hedging policy • Annual review of compensation plans and policies includes risk assessment

• Annual say-on-pay advisory vote

• Independent compensation consultant

• "Double trigger" vesting acceleration in the event
    of a change-in-control

• No tax gross ups in connection with severance or change-in control payments

Say-on-Pay Results

We have recently received high levels of support from our stockholders on advisory votes to approve executive compensation. At the 2023 Annual Meeting, 97% of the votes cast were in favor of the advisory vote to approve executive compensation. Based on these high levels of support, the Compensation Committee determined not to make any material changes to our executive compensation program.

Recent Support for Say-on-Pay Proposal
2021: 97%	2022: 95% 2023: 97%

17 I 2024 Proxy Statement

Compensation Matters

Summary of Fiscal 2024 Compensation Program

The following highlights aspects of our fiscal 2024 compensation program:

•
Base Salary — Consistent with past practice, in April 2023 the Compensation Committee, with advice from its independent compensation consultant, reviewed the base salaries of our executive officers and compared them with peer group and broad market data. The Compensation Committee adjusted base salary levels to more closely align with comparable positions at our peer group, to reflect additional experience, and to take into account cost-of-living factors. In fiscal 2024, base salary increases for our NEOs ranged from 2.9% to 3.1%.
•
Annual Cash Incentive Bonuses — Our executive annual cash incentive program for fiscal 2024 continued to focus on the achievement of objective annual financial goals; specifically, Net Sales and Adjusted EBITDAS. NEO annual target cash incentive compensation as a percentage of base salary was 100% in the case of our CEO, 75% in the case of our CFO, and 65% for our other NEOs. When setting the financial performance goals at the beginning of fiscal 2024, the Compensation Committee considered the difficult and unpredictable environment for our business and the relative lack of control that our management has over external, social, political, health, and economic factors that impact us. In accordance with our pay-for-performance philosophy, our NEOs received 71% of their target annual cash incentive for fiscal 2024 based on our net sales and Adjusted EBITDAS performance.
•
Long-Term Incentive Compensation — Consistent with past practice, the Compensation Committee granted stock-based awards to our executive officers in fiscal 2024, consisting of a mix of RSUs (40%) and PSUs (60%). The RSUs vest one-fourth following each of the first, second, third, and fourth anniversaries of the grant date. The number of shares of common stock, if any, to be delivered under PSUs depends on the relative performance of our common stock compared with the performance of the Russell 2000 Index (the “RUT”), with a target payout requiring our performance to be higher than the RUT over a three-year period.

Factors Affecting Fiscal 2024 Compensation

Historically, the firearm industry has been very cyclical, with past expansions and contractions driven, in large part, by unpredictable political, economic, social, legislative, and regulatory factors beyond the control of industry participants and their management teams. For example, we experienced historic levels of demand for our products in parts of fiscal 2021 and fiscal 2022, in part, as a result of the impact of COVID-19 and the social unrest experienced in the United States during the summer of 2020. Since then, demand for our products has returned to more normalized levels.

EXECUTIVE COMPENSATION PROGRAM OVERVIEW

Philosophy and Objectives

Our executive compensation philosophy is to pay base salaries to our executive officers at levels that, in the context of unfavorable industry factors beyond the control of management, enable us to attract, motivate, and retain highly qualified executives. Our executive compensation program is designed to link annual performance-based cash incentive compensation to the achievement of pre-established performance objectives, based on our financial results. Similarly, our executive compensation program is designed so that stock-based compensation focuses our executive officers’ efforts on increasing stockholder value by aligning their economic interests with those of our stockholders.

Total compensation levels for our executive officers reflect corporate positions, responsibilities, and the achievement of performance objectives. Due to our pay-for-performance philosophy, realized compensation levels may vary significantly from year-to-year and among our executive officers.

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Compensation Matters

Goals

Our executive compensation program’s objectives include:

•
Attracting, motivating, and retaining highly qualified executives, especially in the context of challenging business conditions.
•
Reflecting our culture and approach to total rewards, which include health and welfare benefits, a safe work environment, and professional development opportunities.
•
Reflecting our “pay-for-performance” philosophy.
•
Providing a rational and consistent approach to compensation that is understood by senior leadership.
•
Aligning compensation with our interests, as well as those of our stockholders.
•
Recognizing corporate stewardship and fiscal responsibility.

ADMINISTRATION

The Board has appointed a Compensation Committee, consisting exclusively of independent directors. The charter of the Compensation Committee authorizes the Compensation Committee to determine and approve, or to make recommendations to the Board with respect to, the compensation of our CEO and other executive officers. The Board has authorized the Compensation Committee to make all decisions with respect to executive compensation. Among other things, the Compensation Committee is authorized to determine and approve the base salary of our CEO and other executive officers. Additionally, the Compensation Committee establishes annual cash and stock-based incentive compensation programs for our CEO and other executive officers and provides our executives with variable compensation opportunities, a majority of which is based on the achievement of key operating measures determined at the beginning of the fiscal year. Once the Compensation Committee determines key operating measures for the upcoming fiscal year, the measures generally are not subject to material changes during the fiscal year. The Compensation Committee, with advice from its independent compensation consultant, also determines the compensation of our directors.

Role of the Compensation Committee and our CEO

The Compensation Committee determines the compensation of our executive officers, including our CEO, at least annually in light of the goals and objectives of that fiscal year’s compensation program. Together with our CEO, the Compensation Committee annually assesses the performance of our other executive officers. After receiving recommendations from our CEO, the Compensation Committee, with input from its independent compensation consultant, determines the compensation of our other executive officers.

In determining executive officer compensation levels, the Compensation Committee periodically reviews compensation levels of executives of companies deemed to be generally similar to ours based on their size, industry, and competitive factors. The Compensation Committee uses this peer group information, as well as published executive compensation survey data from a broader group of companies with similar revenue to ours, as points of reference; however, the Compensation Committee does not benchmark or target our compensation levels to a specific percentile against this competitive information.

At the invitation of the Compensation Committee, our CEO may attend portions of Compensation Committee meetings, except those at which his compensation is discussed or determined. This enables the Compensation Committee to review with him the goals that he regards as important to achieving our success and to receive his assessment of the performance of, and goals for, our other executive officers. However, the Compensation Committee, with the assistance of its independent compensation consultant, rather than our CEO, determines goals, targets, and compensation for our other executives.

19 I 2024 Proxy Statement

Compensation Matters

Role of the Independent Compensation Consultant

The Compensation Committee has sole discretion to retain a compensation consultant and is directly responsible for the appointment, compensation, and oversight of the work of the compensation consultant. The Compensation Committee retains a compensation consultant to assist in setting the design and goals of the executive compensation program, to review trends in executive compensation, to identify relevant peer companies, and to conduct an assessment and analysis of executive market compensation. The compensation consultant reports directly to the Compensation Committee.

Compensia, Inc. served as the Compensation Committee’s independent compensation consultant for fiscal 2024. For fiscal 2024, the compensation consultant identified for the Compensation Committee peer group companies, provided a compensation assessment and analysis of those companies, determined the positioning of each executive officer’s compensation by element among the peer companies and the survey data, developed recommendations and guidelines for the structure of our executive compensation program, assisted with designing the 2024 Bonus Plan (as defined below), reviewed director compensation, reviewed the overall compensation package, advised the Compensation Committee regarding the appropriateness of our executive compensation program, and assisted the Compensation Committee with its annual compensation risk assessment. In addressing Compensia’s independence in light of applicable SEC rules and Nasdaq standards, the Compensation Committee considered relevant factors and concluded that Compensia is independent and the engagement would not raise any conflicts of interest under the applicable rules and standards.

Peer Group for Fiscal 2024

Based on the advice of the Compensation Committee’s independent compensation consultant, the Compensation Committee made no changes to the peer group for fiscal 2024. For the peer group selected for fiscal 2023, the consultant identified companies deemed generally relevant to us with a focus on those involved in durables and apparel and consumer products companies, especially those with high dollar value products. The consultant then supplemented the list with companies involved in manufacturing. Within these industries, the consultant used a “rules-based” approach to select companies based on similar financial characteristics; specifically, it targeted companies with revenue from approximately $500 million to $2 billion and a market capitalization from approximately $300 million to $3 billion.

Fiscal 2024 Peer Group
Ethan Allen Interiors, Inc.	Movado Group, Inc.
Go Pro, Inc.	OneWater Marine Inc.
Haverty Furniture Companies, Inc.	Quanex Building Products Corp.
Hooker Furniture Corporation	Standard Motor Products
iRobot Corporation	Standex International Corporation
Johnson Outdoors Inc.	Stoneridge, Inc.
Lifetime Brands, Inc.	Sturm, Ruger & Company, Inc.
Malibu Boats, Inc.	Universal Electronics Inc.
MarineMax, Inc.	Vista Outdoor Inc.
MasterCraft Boat Holdings, Inc.	Wolverine World Wide, Inc.
Motorcar Parts of America, Inc.

20 I 2024 Proxy Statement

Compensation Matters

COMPENSATION ELEMENTS

Our executive compensation program consists primarily of base salary, annual performance-based cash incentive compensation opportunities, stock-based compensation, and severance benefits, together with health and welfare benefits generally available to most employees and our other executives, and limited perquisites. The Compensation Committee considers each element of compensation individually and collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation for our executive officers.

Our fiscal 2024 executive compensation program included the following direct compensation components: base salary, annual performance-based cash incentives, and stock-based compensation.

Factors	Base Salary	Annual Performance -Based Cash Incentive	PSUs	RSUs
Form of Compensation	Cash		Equity
	Fixed	Performance-Based	Performance-Based	Time-Based
Performance Timing	Short-Term Emphasis		Long-Term Emphasis
Measurement Period	Annual and Ongoing	1 year	Vests at end of 3-year period	Vests 25% each year over 4-year period
Key Performance Metrics Applicable	—	Net Sales; Adjusted EBITDAS	Relative TSR	Stock Price
Determination of Performance-Based Payouts	—	Formulaic	Formulaic	—

Base Salaries

Base salaries are designed to provide competitive levels of compensation to our executives based on their position, responsibilities, skills, experience, performance, and contributions. The Compensation Committee also considers individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other internal positions, corporate needs, and the advice of its independent compensation consultant. The Compensation Committee’s evaluation of these factors is subjective, and it does not assign a particular weight to any one factor.

Given the high-profile nature of our industry, it has become increasingly difficult to attract, motivate, and retain highly qualified individuals willing to be associated with us and our industry. The Compensation Committee has become increasingly aware of the impact this factor has had not only on existing and potential future employees, but also the pressures this factor places on the families of these individuals.

21 I 2024 Proxy Statement

Compensation Matters

Fiscal 2024 Base Salaries. The Compensation Committee generally sets base salaries for our executive officers at the beginning of the fiscal year. Based on an evaluation of the factors listed above, the Compensation Committee’s desire to reward and retain our executive officers, the general industry range for base salary increases, and the competitiveness of our base salaries as measured against the peer and market data, the Compensation Committee set our NEOs’ annual base salaries for fiscal 2024 as follows:

Name	Annualized Fiscal 2023 Base Salary	Annualized Fiscal 2024 Base Salary (1)	Percentage Change
Mark P. Smith	$721,000	$743,000	3.1%
Deana L. McPherson	$412,000	$424,000	2.9%
Kevin A. Maxwell	$350,000	$361,000	3.1%
Susan J. Cupero	$309,000	$318,000	2.9%

(1) These increases took into account peer company comparisons and additional experience in the position.

Annual Performance-Based Cash Incentive Compensation

Annual performance-based cash incentive compensation is designed to motivate our executives and reward the achievement of specific performance goals that support our business strategy. In designing the cash incentive compensation plan for any particular year or period, the Compensation Committee establishes performance objectives, based primarily on our financial results and the achievement of other corporate goals. In limited cases, the Compensation Committee may consider individual objectives, responsibilities, and performance in determining the amounts payable, but it did not do so in fiscal 2024.

The Compensation Committee determines the target annual compensation opportunities for our executive officers, with these opportunities being subject to change from year to year based on its periodic review of economic, industry, and competitive data; changes in individual responsibilities; and our overall compensation philosophy. The Compensation Committee confirms, with its independent compensation consultant and our independent audit firm, the achievement of the objectives and approves the payment, if any, of annual cash incentive compensation in the first quarter of the following fiscal year.

Fiscal 2024 Executive Annual Cash Incentive Program. In April 2023, the Compensation Committee established the 2024 Executive Annual Bonus Plan, a performance-based cash incentive compensation plan for our executives, including our NEOs (the “2024 Bonus Plan”). The 2024 Bonus Plan provided each participant an opportunity to earn cash incentive compensation based on attaining pre-established objective financial performance metrics and, from time to time, individual performance goals. Each participant was assigned an incentive bonus opportunity expressed as a percentage of base pay and objective financial performance metrics were established with varying weightings totaling 100%. For each metric, threshold, target, and maximum performance levels were set. Final cash incentive compensation was calculated by multiplying each participant’s target percentage by the weighted average percentage calculated for each metric. Cash incentive compensation could not exceed 200% of a participant’s target bonus opportunity, and eligibility for payment of any award was subject to the participant continuing to be employed by us through the end of the fiscal year.

Fiscal 2024 Performance Metrics. For fiscal 2024, the Compensation Committee established Net Sales and Adjusted EBITDAS as the performance metrics for our executives, with a weighting of 40% for Net Sales and 60% for Adjusted EBITDAS. Adjusted EBITDAS also served as the threshold for which the failure to achieve this performance metric would result in no bonus payments regardless of the achievement of the other performance metric.

The target award percentages for fiscal 2024 as a percentage of base pay were 100% for Mr. Smith, 75% for Ms. McPherson, and 65% for Mr. Maxwell and Ms. Cupero. There were no individual performance goals for fiscal 2024.

22 I 2024 Proxy Statement

Compensation Matters

For these purposes, “Adjusted EBITDAS” means our net income as reported in the Form 10-K adding back interest, taxes, depreciation, amortization, non-cash stock compensation expense, and any nonrecurring expenses as determined by the Compensation Committee as set forth in the 2024 Bonus Plan or at any time thereafter. For fiscal 2024, the Compensation Committee determined to include the following nonrecurring expenses: (i) accelerated expenses related to the refinance of our credit facility, if any; (ii) fair value inventory step-up and backlog expense; (iii) all acquisition or merger related expenses associated with negotiating, conducting diligence, and closing for any acquired company or merger; (iv) any costs associated with the Relocation, including severance, relocation, recruiting, construction, and duplication of costs; (v) changes in contingent consideration; (vi) impairment charges for goodwill, tangible, or intangible assets; (vii) costs incurred relating to shareholder activism; (viii) any gain or loss incurred on a sale or disposal of a product line, which sale or disposal is approved by the Board; (ix) costs directly related to inventory that cannot be sold or otherwise used by us, which unsaleable or unusable inventory is the result of a change in federal firearms law; (x) any costs/impact related to the implementation of any new accounting pronouncements that become effective during the fiscal year; and (xi) one-time costs related to a wage and hour case that was settled during fiscal 2024. The Compensation Committee also determined that the proceeds from the sale of certain intangible assets would not be deducted. To the extent practicable, each amount was calculated based upon the numbers used in the audited financial statements and, if possible, in the same amount as reported in the Form 10-K.

The financial performance metrics established under the 2024 Bonus Plan were as follows:

Performance Metrics	Target Performance (in 000's)	Potential Maximum Payout of Target Bonus	Performance Required to Earn Maximum Payout (as a % of Target Performance)
Net Sales	$580,436	200.0%	115.0%
Adjusted EBITDAS	$111,989	200.0%	115.0%

The failure to reach the threshold metric of at least $95,191, or 85.0% of target, for the Adjusted EBITDAS metric would result in no bonus payments regardless of the achievement of the Net Sales metric.

In fiscal 2024, Net Sales and Adjusted EBITDAS, for purposes of compensation, were $535.8 million and $101.3 million, respectively, compared with $479.2 million and $95.2 million, respectively, in fiscal 2023.

Special, One-Time Bonuses. In recognition of Messrs. Smith and Maxwell’s and Mmes. McPherson and Cupero’s significant contributions related to the Relocation, during fiscal 2024 the Compensation Committee awarded special, one-time cash bonuses to Messrs. Smith ($200,000) and Maxwell ($125,000) and Mmes. McPherson ($125,000) and Cupero ($50,000).

23 I 2024 Proxy Statement

Compensation Matters

The table below sets forth for each NEO the annual fiscal 2024 base salary, the target bonus percentage, the annualized target cash bonus opportunity, and the actual bonus paid for fiscal 2024 reflected as a percentage of target bonus opportunity and in cash:

Name	Annual Fiscal 2024 Base Salary	Target Bonus Percentage	Annualized Target Cash Bonus Opportunity	Actual Bonus paid for Fiscal 2024 (as a % of Target Bonus Opportunity	Actual Bonus Paid for Fiscal 2024
Mark P. Smith	$743,000	100%	$743,000	70.6%	$524,758
Deana L. McPherson	$424,000	75%	$318,000	70.6%	$224,594
Kevin A. Maxwell	$361,000	65%	$234,650	70.6%	$165,726
Susan J. Cupero	$318,000	65%	$206,700	70.6%	$145,986

Stock-Based Compensation

Our stock-based compensation is comprised of both RSUs and PSUs. We believe stock-based compensation is critical in aligning our executives’ and stockholders’ interests. Together, we believe that these incentives focus our executives on making decisions that will benefit our stockholders.

The Compensation Committee believes in tying executive rewards directly to our long-term success and focusing our executives’ efforts on increasing stockholder value by aligning their interests with those of our stockholders. Our stock-based compensation enables our executives to earn and maintain a significant stock ownership position in the Company. The amount of stock-based compensation granted takes into account our performance; the grant date value of awards; previous grants to an executive officer; an executive officer’s position; the performance, contributions, skills, experience, and responsibilities of the executive officer; the cost to us; the executive officer’s total compensation in relation to peers at our peer companies; and other factors that the Compensation Committee deems necessary or appropriate from time to time, including retention, overhang, and burn rate.

The Compensation Committee generally sets the vesting schedule for RSUs over multiple year periods to encourage executive retention. The Compensation Committee generally establishes multi-year performance requirements for the earning of PSUs to reward long-term Company performance. PSUs are earned only if the relative performance of our common stock achieves the then-applicable pre-established metric compared with the RUT’s performance. In addition, we generally maintain a value cap on PSUs.

Given the high-profile nature of our industry, it has become increasingly difficult to attract, motivate, and retain highly qualified individuals willing to be associated with us and our industry. The Compensation Committee continues to recognize the importance of long-term incentive stock-based compensation as a factor in executive compensation.

Timing of Stock-Based Awards. The Compensation Committee sets the value of RSUs and PSUs at the fair market value of our common stock, which, for annual awards, is the average closing price of our common stock on Nasdaq for the five-day period ending on the effective date of grant and, for new hires or special awards, is the closing price of our common stock on Nasdaq on the effective date of grant. The Compensation Committee generally grants stock-based compensation to our executive officers annually within the same time frame each year. In the case of new hires, grant prices generally are determined by the closing price of our common stock on the 15th day of the month following the date on which the employee reports for service.

Dividend Equivalent Rights. After consulting with the Compensation Committee’s independent compensation consultant and reviewing the practices of a peer group competitor, among other factors, in September 2023 the Compensation Committee granted dividend equivalents to directors and NEOs

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Compensation Matters

effective immediately with respect to outstanding RSU awards and future RSU awards. Dividends on those awards will not pay out unless and until the awards vest.

Fiscal 2024 Stock-Based Compensation. During fiscal 2024, grants of annual stock-based compensation to our NEOs consisted of RSUs and PSUs, with a weighting of 40% for RSUs and 60% for PSUs. In determining the equity awards granted to each executive officer, the Compensation Committee considered the factors discussed above.

During fiscal 2024, we granted the following RSUs and PSUs to our NEOs:

Name	RSUs	PSUs at Threshold	PSUs at Target	PSUs at Maximum
Mark P. Smith	68,672	39,143	103,008	206,016
Deana L. McPherson	21,256	12,116	31,883	63,766
Kevin A. Maxwell	13,898	7,921	20,846	41,692
Susan J. Cupero	13,898	7,921	20,846	41,692

RSUs vest one-fourth following each of the first, second, third, and fourth anniversaries of the grant date.

PSUs are earned and vest based on the relative performance of our common stock against the RUT over the approximately three-year performance period following the date of grant. If the relative performance of our common stock (measured based on the average closing price of our common stock during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of our common stock during the 90-calendar-day-period immediately following the date of grant) does not equal or exceed the relative performance of the RUT (measured based on the average closing price of the RUT during the 90-calendar-day-period preceding approximately the third anniversary of the date of grant against the average closing price of the RUT during the 90-calendar-day-period immediately following the date of grant), then no PSUs subject to the awards will be earned and vest. If the relative performance of our common stock equals the relative performance of the RUT, then 38% of the PSUs subject to the awards (at target) will be earned and vest, or the threshold award. If the relative performance of our common stock exceeds the relative performance of the RUT by up to five points, then the PSUs subject to the awards will be earned and vest on a straight-line basis from the threshold award level up to the target award level, with 100% of the PSUs subject to the awards (the target number of PSUs) being earned and vesting if the relative performance of our common stock exceeds the relative performance of the RUT by five points. If the relative performance of our common stock exceeds the relative performance of the RUT by over five points up to a level of 10 points, then the PSUs subject to the awards will be earned and vest on a straight-line basis up to the maximum award, with 200% of the PSUs subject to the awards (the maximum number of PSUs) being earned and vesting if the relative performance of our common stock exceeds the relative performance of the RUT by 10 points or more.

The underlying shares of our common stock earned, if any, relating to PSUs will be delivered as soon as practical after the ending date of the performance period and confirmation by the Compensation Committee of the performance achievement. The maximum number of shares that can be delivered with respect to the fiscal 2024 PSU awards is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value.

Upon a change in control of the Company prior to the three year anniversary of the date of any PSU grant, each PSU award recipient will earn a number of PSUs subject to the award in accordance with the formula described above, provided that (i) the relative performance of our common stock will be measured based on the consideration offered for one share of our common stock in the change in control to calculate our market capitalization (or in the event of a change in control that does not involve an acquisition of our stock, based on the trading price of our common stock on the date of the change in control to calculate our market capitalization) against the average closing price of our common stock during the 90-calendar-day period immediately following the date of grant; and (ii) the relative performance of the RUT will be measured based on the average closing price of the RUT during the 90-calendar-day-period immediately prior to the change in control against the average closing price of the RUT during the 90-calendar-day-period immediately

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following the date of grant. The PSUs earned pursuant to the formula described above will then be converted into RSUs that will vest upon the earlier of (i) a qualifying termination of employment or (ii) the original vesting date.

2021 PSU Payout. The PSUs granted in fiscal 2021 to our executive officers, which had a three-year performance period ending May 1, 2024, were not earned because our market capitalization did not meet the minimum performance requirements compared with the RUT. Over the three-year performance period, our market capitalization depreciated 32.9% while the RUT depreciated 10.0%. As a result, the Compensation Committee confirmed that this underperformance resulted in the PSUs granted in fiscal 2021 not being earned. Therefore, our NEOs who received the 2021 award received none of the target shares of common stock underlying the PSUs granted in fiscal 2021.

Adjustments for the Separation. In connection with the Separation, our outstanding stock-based awards were adjusted in a manner intended to maintain the intrinsic value of the RSUs and PSUs immediately prior to the Separation. The RSUs and PSUs held by our directors and executives generally were converted into RSUs or PSUs of our company and AOUT, such that each such holder would (i) continue to hold the existing RSU or PSU in our company covering the same number of shares of our common stock that were subject to the RSU or PSU prior to the Separation and (ii) receive an identical RSU or PSU covering one share of AOUT common stock for each four shares of our common stock covered by the RSU or PSU in our company, resulting in the RSUs or PSUs for our company, and AOUT, having a combined intrinsic value immediately after the Separation as before the Separation, taking into account any necessary adjustments to the exercise price to maintain such intrinsic value. In addition, to the extent the existing award of our company is subject to the achievement of certain company performance-based target goals, appropriate adjustments were made to such target goals and incorporated into the new awards to reflect the changes to the businesses as a result of the Separation. The number of shares covered by RSUs in our company held by other employees were adjusted so that the RSUs had the same intrinsic value immediately following the Separation as before the Separation. To the extent the existing award is subject to vesting based upon continued service, the new awards also remained subject to the same vesting conditions based upon continued employment with the holder’s post-Separation employer.

Benefits and Perquisites

Our executives are eligible to participate in those health, welfare, and retirement plans generally available to employees who meet applicable eligibility requirements, including our profit sharing, 401(k), employee stock purchase, and medical and disability plans. In addition, from time to time, we may provide our executive officers with other benefits and perquisites that we believe are reasonable, including severance and change-in-control benefits, car allowances, housing allowances, relocation assistance, a nonqualified supplemental deferred compensation plan, and insurance premium reimbursement.

We do not view perquisites and other personal benefits as a significant element of our executive compensation program, but we believe they can be useful in attracting, motivating, and retaining executive talent. We believe these additional benefits may assist our executives in performing their duties and provide time efficiencies in appropriate circumstances. We may provide additional benefits and perquisites to our executives in the future as an element of their overall compensation. All future practices will be approved and subject to periodic review by the Compensation Committee.

ADDITIONAL COMPENSATION MATTERS

Consideration of Risk in Compensation Policies

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

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Compensation Matters

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our deductibility, for federal income tax purposes, of compensation paid to each of our NEOs in excess of $1 million per person per year.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of a company that exceeds certain prescribed limits and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G and 4999 during fiscal 2023, and we have not agreed and are not otherwise obligated to provide any executive officer with such a “gross-up” or other reimbursement.

Derivative Trading and Hedging

See “Board and Governance Matters—Additional Governance Matters—Director and Officer Derivative Trading and Hedging.”

Clawback Policy

We maintain a compensation recovery, or clawback, policy that is intended to comply with applicable Nasdaq rules. If we are required to prepare an accounting restatement (as defined therein), then, subject to certain exceptions, we will recover reasonably promptly the amount of erroneously awarded compensation (as defined therein) received (as defined therein) by any current or former executive officer (as defined therein) during the recovery period (as defined therein). This policy is administered by the Compensation Committee.

Stock Ownership and Retention Requirements

We maintain stock ownership guidelines for our non-employee directors and executive officers. Our non-employee directors and executive officers are required to own shares of our common stock or share equivalents with a value equal to at least the lesser of the following:

Position	Target Ownership
Non-Employee Directors	3x cash retainer or 21,000 shares or share equivalents
CEO	3x base salary or 161,000 shares or share equivalents
CFO	2x base salary or 34,000 shares or share equivalents
Other Executive Officers	2x base salary or 26,000 shares or share equivalents

Each individual has five years from the date of his or her appointment as a director or an executive officer to achieve the required ownership levels. For these purposes, stock ownership generally includes shares directly owned by the individual (including any shares over which the individual has sole ownership, voting, or investment power); shares owned by the individual’s minor children and spouse and by other related individuals and entities over whose shares the individual has custody, voting control, or power of disposition; shares underlying RSUs that have vested and are deliverable or will be vested and deliverable within 60 days; shares underlying PSUs that have vested, but are not deliverable within 60 days if the performance requirements have been satisfied; and shares held in trust for the benefit of the individual. Failure to satisfy the required ownership level may result in the ineligibility of the individual to receive stock-based compensation, in the case of an executive officer or director, or inability to be a nominee for election to the Board, in the case of a director.

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Employment Agreements

We do not maintain employment agreements with any of our NEOs, except Mr. Smith.

On April 4, 2020, we entered into an employment agreement with Mr. Smith, pursuant to which he is (a) entitled to an annual base salary that is subject to annual review by the Board and (b) eligible to participate in our executive compensation programs, to receive a discretionary annual cash bonus under our annual cash incentive program as determined by the Board, and to receive annual and periodic stock-based compensation awards as determined by the Board. Mr. Smith is entitled to receive other standard benefits, including a car allowance of $1,500 per month; participation in any group health insurance, pension, retirement, vacation, expense reimbursement, relocation program, and other plans, programs, and benefits approved by the Board and made available from time to time to our other executives; and certain insurance benefits.

If we unilaterally terminate Mr. Smith’s employment without cause, he will receive (i) his base salary for 18 months after the termination; (ii) a pro rata portion of his annual cash bonus for the fiscal year in which the termination occurs to the extent earned under the then applicable executive annual cash incentive program; (iii) a car allowance for 18 months after termination; (iv) at our option, either (x) coverage under our medical plan to the extent provided for him pursuant to his employment agreement at termination, such benefits to be received for 18 months thereafter or (y) reimbursement for the COBRA premium for such coverage through the earlier of the 18-month period or the COBRA eligibility period; and (v) a vested pro rata portion of stock-based awards scheduled to vest in the fiscal year of the termination.

If Mr. Smith’s employment is terminated by reason of his death or disability, if Mr. Smith unilaterally terminates his employment, or if Mr. Smith engages in an act or acts involving a crime, moral turpitude, fraud or dishonesty, or he willfully violates in a material respect our Corporate Governance Guidelines, Code of Conduct, or Code of Ethics for the Chief Executive Officer and Senior Financial Officers, he will receive no further base compensation under his employment agreement.

If Mr. Smith’s employment is terminated by reason of his death or disability, if we unilaterally terminate Mr. Smith’s employment without cause, or if Mr. Smith voluntarily terminates his employment, or is terminated by us, following a qualifying change in control event as described below, he will receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined in the sole discretion of the Board, at the time such bonuses are paid to our other employees.

The agreement provides that, in the event of a change in control (as defined therein), Mr. Smith may, at his option and upon written notice to us, terminate his employment, unless (i) the provisions of his employment agreement remain in full force and effect and (ii) he suffers no reduction in his status, duties, authority, or compensation following the change in control, provided that he will be considered to suffer a reduction in his status, duties, or authority if, after the change in control, (a) he is not the CEO of the Company that succeeds to our business; (b) such company’s stock is not listed on a national stock exchange; or (c) such company terminates his employment or reduces his status, duties, authority, or compensation within one year of the change in control. If, within one year of a change of control, Mr. Smith terminates his employment because of the change in control following which the employment agreement does not remain in full force and effect or his status, duties, authority, or compensation have been reduced, or such company terminates Mr. Smith, he will receive (A) his base salary for 18 months; (B) an amount equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, which will be paid over the 18-month period; (C) his car allowance for 18 months; and (D) at our option, either (x) coverage under our medical plan to the extent provided for him at the date of termination for 18 months or (y) reimbursement for the COBRA premium for such coverage through the earlier of such 18-month period or the COBRA eligibility period. In addition, all unvested stock-based compensation held by Mr. Smith in his capacity as an employee on the effective date of the termination will vest as of the effective date of such termination.

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Compensation Matters

The employment agreement includes non-competition and non-solicitation provisions that apply for 18 months following termination.

Severance Plan Benefits

The Smith & Wesson Brands, Inc. Executive Severance Pay Plan (the “Executive Severance Plan”) is intended to provide severance pay to certain eligible executives whose employment is terminated under certain circumstances. All of our NEOs participated in the Executive Severance Plan during fiscal 2024, except Mr. Smith, whose severance eligibility is covered under other agreements.

A participating executive will be entitled to the severance benefits described in the Executive Severance Plan only if he or she (i) is terminated without good cause (as defined therein), (ii) resigns for good reason (as defined therein), (iii) is terminated without good cause under certain circumstances incident to a change in control (as defined therein) or (iv) resigns following an adverse change in control effect (as defined therein). In the case of a termination related to (i) or (ii), the participating executive would be entitled to receive base salary continuation for up to 26 weeks, a pro rata portion of his or her annual cash bonus for the fiscal year in which the termination occurs to the extent earned, and reimbursement for the cost of healthcare continuation coverage for the period of salary continuation. In the case of a termination or resignation related to (iii) or (iv), the participating executive would be entitled to receive base salary continuation for up to 52 weeks, a lump sum cash payment equal to the average of the cash incentive bonuses paid to the executive for each of the preceding two fiscal years, vesting of all stock-based compensation granted to the executive in his or her capacity as an employee, and reimbursement for the cost of healthcare continuation coverage for the participating executive and his or her eligible dependents for the period of salary continuation. See “Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee: Barry M. Monheit, Chairman; Anita D. Britt; Fred M. Diaz; and Michelle J. Lohmeier

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2024, Messrs. Diaz and Monheit and Mmes. Britt and Lohmeier served on the Compensation Committee. None of these individuals had any material contractual or other relationships with us during the fiscal year, except as directors. During fiscal 2024, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of the Board or Compensation Committee.

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EXECUTIVE COMPENSATION

FISCAL 2024 SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2024, 2023, and 2022, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our NEOs.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total (5)
Mark P. Smith	2024	$743,000	$200,000	$2,072,864	$524,758	$105,905	$3,646,527
President and Chief	2023	$721,000	$—	$1,502,872	$—	$81,849	$2,305,721
Executive Officer	2022	$700,000	$—	$1,371,850	648,895	$101,153	$2,821,898

Deana L. McPherson	2024	$424,000	$125,000	$641,600	$224,594	$140,725	$1,555,919
Executive Vice President,	2023	$412,000	$—	$463,202	$—	$60,501	$935,703
Chief Financial Officer, Treasurer, and Assistant Secretary	2022	$400,000	$—	$422,095	$259,558	$65,880	$1,147,533

Kevin A. Maxwell (6)	2024	$361,000	$125,000	$419,499	$165,726	$55,124	$1,126,349
Senior Vice President,	2023	$350,000	$—	$319,100	$—	$16,167	$685,267
General Counsel, Chief	2022	$163,462	$50,000	$349,994	$97,662	$7,362	$668,480
Compliance Officer, and
Secretary

Susan J. Cupero	2024	$317,827	$50,000	$419,499	$145,986	$63,536	$996,848
Vice President, Sales	2023	$309,000	$—	$319,100	$—	$46,352	$674,452
	2022	$299,519	$—	$290,190	$180,764	$62,575	$833,048

(1) The amounts shown in this column for 2024 represent the amount Messrs. Smith and Maxwell and Mmes. McPherson and Cupero received in recognition of their efforts in connection with the Relocation. See “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation — Special, One-Time Bonuses.” The amount shown in this column for 2022 represents the amount Mr. Maxwell received upon hire in fiscal 2023. No other discretionary bonuses were paid to our NEOs.

(2) The amounts shown in this column represent the grant date fair value for PSUs and RSUs granted to the NEOs during the covered year calculated in accordance with ASC Topic 718 excluding the effect of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in our Form 10-K. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation” and “Fiscal 2024 Grants of Plan-Based Awards” below and the narrative discussion that follows.

Set forth below is the maximum value for the PSUs granted to the NEOs during fiscal 2024 (i.e., 200% of the target award value).

Name	Stock Awards Maximum Value of PSUs
Mark P. Smith	$2,486,613
Deana L. McPherson	$769,656
Kevin A. Maxwell	$503,222
Susan J. Cupero	$503,222

(3) The amounts shown in this column constitute payments made, if any, under our 2024, 2023, and 2022 annual performance-based cash incentive compensation programs. These amounts were calculated and paid to our NEOs in the fiscal year following when they were earned. For a description of our payments in fiscal 2024, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation.”

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Compensation Matters

(4) All Other Compensation consisted of the following for fiscal 2024:

Name	Car Allowance	Reimbursement for Insurance Premiums (4a)	Matching Contributions to Defined Contribution Plan	Payments Under Profit Sharing Plan (4b)	Relocation Payments	Other		Total (5)
Mark P. Smith	$18,000	$11,769	$10,128	$35,849	$13,618	$16,541	(4c)	$105,905
Deana L. McPherson	$12,000	$4,589	$10,025	$35,849	$78,122	$140	(4d)	$140,725
Kevin A. Maxwell	$10,800	$1,267	$6,608	$35,849	—	$600	(4e)	$55,124
Susan J. Cupero (6)	$16,500	$1,111	$9,548	$35,849	—	$528	(4f)	$63,536

(4a) Except as otherwise indicated, the amounts shown in this column consist of reimbursement of disability insurance premiums.

(4b) Profit sharing amounts earned in fiscal 2024 that exceeded the 401(k) maximum contribution limit will be contributed to the Deferred Compensation Plan (as defined below) upon payout in the fiscal year ending April 30, 2025. For further information, see “Retirement Plans — Nonqualified Deferred Compensation” below.

(4c) Consists of a country club membership, spousal travel, and certain products provided without cost.

(4d) Consists of federal firearm license fees and certain products provided without cost.

(4e) Consists of dividends paid on shares delivered within fiscal year and federal firearm license fees.

(4f) Consists of dividends paid on shares delivered within fiscal year and certain products provided without cost.

(5) The dollar value in this column for each NEO represents the sum of all compensation reflected in the previous columns.

(6) Amount includes $5,700 of car allowance due from the prior year.

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards (4)
Mark P. Smith	5/1/2023	$—	$—	$—	—	—	—	68,672	—	$—	$829,558
	5/1/2023	$—	$—	$—	39,143	103,008	206,016	—	—	$—	$1,243,306

Deana L. McPherson	5/1/2023	$—	$—	$—	—	—	—	21,256	—	$—	$256,772
	5/1/2023	$—	$—	$—	12,116	31,883	63,766	—	—	$—	$384,828

Kevin A. Maxwell	5/1/2023	$—	$—	$—	—	—	—	13,898	—	$—	$167,888
	5/1/2023	$—	$—	$—	7,921	20,846	41,692	—	—	$—	$251,611

Susan J. Cupero	5/1/2023	$—	$—	$—	—	—	—	13,898	—	$—	$167,888
	5/1/2023	$—	$—	$—	7,921	20,846	41,692	—	—	$—	$251,611

(1) For a description of our payments in fiscal 2024, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Annual Performance-Based Cash Incentive Compensation.”

(2) These PSUs vest based on the relative performance of our common stock against the RUT over the approximately three-year period following the date of grant. Notwithstanding the amounts shown in the “Maximum” column, the maximum number of shares that can be delivered with respect to fiscal 2024 PSU grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(3) One-fourth of the RSUs vest on each of the first, second, third, and fourth anniversaries of the date of grant, subject to each executive’s continued services with us.

(4) The amounts shown in this column represent the grant date fair value of stock awards calculated in accordance with ASC Topic 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 12 to our consolidated financial statements, which are included in our Form 10-K.

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Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth information with respect to outstanding equity awards held by our NEOs as of April 30, 2024.

	Stock Awards
			Market	Equity Incentive	Equity Incentive
		Number	Value of	Plan Awards:	Plan Awards:
		of	Shares or	Number of	Market or
		Shares or	Units of	Unearned	Payout Value
		Units of	Stock	Shares, Units	of Unearned
	Stock	Stock	That Have	or Other	Shares, Units or
	Award	That Have	Not	Rights That	Other Rights
	Grant	Not	Vested	Have Not	That Have
Name	Date (1)	Vested	(2)	Vested (3)	Not Vested (2)
Mark P. Smith	4/30/2019	3,142	$53,320
	4/6/2020	22,064	$374,426
	8/25/2020	7,238	$122,829
	5/3/2021	13,926	$236,324	83,556	$1,417,945
	5/2/2022	31,375	$532,434	125,500	$2,129,735
	5/1/2023	68,672	$1,165,364	206,016	$3,496,092
Deana L. McPherson	6/15/2019	1,109	$18,820
	4/6/2020	7,831	$132,892
	5/3/2021	4,284	$72,699	25,708	$436,265
	5/2/2022	9,670	$164,100	38,680	$656,400
	5/1/2023	21,256	$360,714	63,766	$1,082,109
Kevin A. Maxwell	11/8/2021	8,120	$137,796
	5/2/2022	6,662	$113,054	26,646	$452,183
	5/1/2023	13,898	$235,849	41,692	$707,513
Susan J. Cupero	3/15/2020	1,398	$23,724
	8/24/2020	310	$5,261
	9/9/2020	1,839	$31,208
	5/3/2021	2,946	$49,994	17,674	$299,928
	5/2/2022	6,662	$113,054	26,646	$452,183
	5/1/2023	13,898	$235,849	41,692	$707,513

(1) Generally, awards of RSUs vest one-fourth on May 1 following each of the first, second, third, and fourth anniversaries of the date of grant or on each of the first, second, third, and fourth anniversaries of the date of the grant. Awards of PSUs vest if the relative performance of our common stock achieves the then-applicable metric compared with the performance of the RUT over the approximately three-year performance period following the date of grant. For further information on these awards, see “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(2) The market value of shares or units of stock that have not vested and unearned equity incentive plan awards is determined by multiplying the closing market price of our common stock at the end of our last completed fiscal year by the number of shares or units of stock or the amount of unearned equity incentive plan awards, as applicable.

(3) These PSUs vest based on the relative performance of our common stock against the RUT over the approximately three-year performance period following the date of grant and are reported at the maximum level of award. Notwithstanding the maximum amounts shown in this column, the maximum number of shares that can be delivered with respect to such grants is limited to a dollar value, determined as of the vesting date, of 600% of the grant date value. Reference is also made to footnote 1 above. See also “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation.”

(4) These PSUs were granted prior to the Separation; therefore, the performance against the RUT has been modified to compare against our market capitalization at the start of the performance period as compared to our market capitalization combined with AOUT at the end of the performance period. See “Compensation Matters — Compensation Discussion and Analysis — Compensation Elements — Stock-Based Compensation — Adjustments for the Separation.”

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Option Exercises and Stock Vested in Fiscal 2024

The following table describes, for the NEOs, the number of shares acquired and the value realized on the exercise of options and vesting of stock awards during fiscal 2024.

	Stock Awards
	Number of Shares	Value
Name	Acquired on Vesting (1)	Realized on Vesting (2)
Mark P. Smith	39,128	$471,169
Deana L. McPherson	10,519	$126,365
Kevin A. Maxwell	6,281	$82,481
Susan J. Cupero	8,146	$107,511

(1) Includes shares that have vested but are not yet deliverable.

(2) For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date multiplied by the number of shares vested. See “Compensation Matters — Compensation Discussion and Analysis —Compensation Elements — Stock-Based Compensation — 2021 PSU Payout."

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options or delivery of shares related to RSUs under our equity compensation plans as of April 30, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Delivery of Shares for Restricted Stock Units	(b) Number of Securities to be Issued Upon Exercise of Outstanding Options	(c) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	(d) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity Compensation Plans Approved by Stockholders	997,464	—	$—	8,094,172
Equity Compensation Plans Not Approved by Stockholders	—	—	$—	—
Total	997,464	—	$—	8,094,172

(1) The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(2) Under our 2022 Incentive Stock Plan, an aggregate of 5,312,247 shares of our common stock were authorized for issuance pursuant to awards granted under such plan, of which 1,000,000 were authorized under the 2022 plan and 4,312,247 were carried over from the 2013 plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. As of April 30, 2024, the aggregate number of shares of our common stock available for issuance pursuant to awards under the 2022 Incentive Stock Plan was 5,420,444. Our 2021 Employee Stock Purchase Plan authorizes the sale of up to 3,000,000 shares of our common stock to employees. As of April 30, 2024, there were 2,673,728 shares of common stock reserved for issuance under our 2021 Employee Stock Purchase Plan.

RETIREMENT PLANS

We maintain our Profit Sharing and Investment Plan (the “401(k) Plan”), a retirement plan intended to be tax-qualified under Section 401(a) of the Code and under which 401(k), Roth, matching, and discretionary profit-sharing contributions are authorized. All profit-sharing contributions vest immediately and all matching contributions vest 50% after one year and 100% after two years. The plan covers substantially all of our employees, including our NEOs, subject to meeting applicable eligibility requirements.

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Employees become eligible to make 401(k) and Roth contributions and to receive matching contributions on the first day of the month after their date of hire. Subject to certain Code limitations, the plan permits non-highly compensated employees to make 401(k) and Roth contributions of up to 100% of their eligible compensation. Subject to certain Code limitations, we make discretionary matching contributions with respect to our employees’ 401(k) and Roth contributions. For the plan years ended April 30, 2024, 2023, and 2022, we made matching contributions equal to 50% of participants’ 401(k) and Roth contributions, up to 6% of their eligible compensation.

Employees become eligible to receive profit sharing contributions on the first day of the plan year subsequent to when they complete one year of eligible service and must be employed on the last day of the plan year, in order to receive a profit-sharing contribution, if any, for that plan year. For fiscal 2024, we made profit sharing contributions equal to approximately 15.0% of income from operations, excluding profit sharing (as defined under the plan). Profit sharing contributions are allocated to eligible participants in proportion to their eligible compensation (subject to certain Code limitations).

We do not offer any defined benefit pension plan to any of our executive officers.

NONQUALIFIED DEFERRED COMPENSATION

We offer a Nonqualified Supplemental Deferred Compensation Plan, which is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder (the “Deferred Compensation Plan”). The Deferred Compensation Plan provides deferred compensation benefits to a select group of management or highly compensated employees, as selected (in each case) by us.

The Deferred Compensation Plan allows participants to prospectively elect to defer up to 50% of base salary and up to 100% of certain cash bonuses. In the event that salary deferred into the 401(k) Plan must be returned to a participant under the Code’s 401(k) rules, a comparable amount of salary may be deferred into the plan by the participant if the participant has made such an election. In addition, we make non-elective contributions to the extent necessary to compensate participants for the amount of their “profit sharing” contribution that cannot be made to the 401(k) Plan due to the limitations of Section 415 of the Code. Additional discretionary non-elective contributions may also be made. Participant deferrals and non-elective contributions are, at all times, 100% vested.

Deferrals and non-elective contributions are credited to a deferred compensation account and held in a “rabbi trust” until the occurrence of an applicable distributable event. Distributable amounts are paid in the form of a lump sum cash payment or, for certain distributions, in a fixed number of cash installment payments, as elected by the participant.

The following table sets forth, for our NEOs, earnings, distributions and year-end account balances with respect to the Deferred Compensation Plan.

Name	Aggregate Balance at Beginning FY	Registrant Contributions in Last FY	Employee Contributions in Last FY	Aggregate Earnings in last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (1)
Mark P. Smith	$53,377	$—	$—	$8,067	$—	$61,445
Deana L. McPherson	$380,294	$—	$—	$58,286	$—	$438,580
Kevin A. Maxwell	$—	$—	$—	$—	$—	$—
Susan J. Cupero	$6,738	$—	$—	$512	$—	$7,250

(1) Earnings reported in the aggregate balance at last fiscal year end were not reported as compensation to the NEO in the Summary Compensation Table for previous years because no above-market or preferential earnings on any nonqualified deferred compensation were paid to our NEOs.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Executive Benefits and Payments Upon Separation	Termination Not for Cause, or for Good Reason - No Change of Control		Termination Not for Cause, or Upon Resignation - Change of Control		Voluntary Termination	Death	Disability
Mark P. Smith	Compensation:
	Cash severance (1)	$1,114,500		$1,114,500		$—	$—	$—
	Bonus	$524,758	(2)	$543,569	(3)	$—	$524,758	$524,758
	Equity Awards	$842,395	(4)	$5,795,000	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (6)	$45,692		$45,692		$—	$—	$—
	Other (7)	$27,000		$27,000		$—	$—	$—

Deana L. McPherson	Compensation:
	Cash severance	$212,000	(8)	$424,000	(9)	$—	$—	$—
	Bonus	$224,594	(2)	$174,797	(10)	$—	$—	$—
	Equity Awards	$—		$1,747,605	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (11)	$10,727		$21,455		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Kevin A. Maxwell	Compensation:
	Cash severance	$180,500	(8)	$361,000	(9)	$—	$—	$—
	Bonus	$165,726	(2)	$145,363	(10)	$—	$—	$—
	Equity Awards	$—		$1,194,213	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (11)	$14,883		$29,767		$—	$—	$—
	Other	$—		$—		$—	$—	$—

Susan J. Cupero	Compensation:
	Cash severance	$159,000	(8)	$318,000	(9)	$—	$—	$—
	Bonus	$145,986	(2)	$97,993	(10)	$—	$—	$—
	Equity Awards	$—		$1,137,618	(5)	$—	$—	$—
	Benefits and Perquisites:
	Health and welfare benefits (11)	$10,727		$21,455		$—	$—	$—
	Other	$—		$—		$—	$—	$—

(1)
Includes continuation of base salary paid out over 18 months.
(2)
Includes an amount equal to 100% of the pro-rata share of his or her cash bonus earned in the year of termination.
(3)
Equal to 150% of the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination.
(4)
Equal to the pro-rata portion of stock-based compensation that would have vested in the year of termination.
(5)
Includes the accelerated vesting of RSUs granted in 2020, 2021, 2022, 2023, and 2024 and PSUs granted in 2022, 2023, and 2024, where applicable, calculated on actual performance through April 30, 2024. Based on the actual performance through April 30, 2024, we estimated that no PSU shares would accelerate for the awards granted in Fiscal 2022 and 2023.
(6)
Includes reimbursement of the cost of continuation coverage pursuant to COBRA for a period of 18 months, for the executive and his eligible dependents.
(7)
Includes a $1,500 per month car allowance for 18 months.
(8)
Includes continuation of base salary paid out over six months.
(9)
Includes continuation of base salary paid out over 12 months.
(10)
Equal to the average of his or her cash bonus paid for each of the two fiscal years immediately preceding his or her termination.
(11)
Includes reimbursement of the cost of continuation coverage pursuant to COBRA for a period of 26 or 52 weeks, as applicable, for the executive and his or her eligible dependents.

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CEO PAY RATIO

Fiscal Year	Identification of Median Salary ($)	Median Employee Compensation ($)	CEO Compensation ($)	Ratio
2024	50,006	54,230	3,646,527 (1)	67

(1)
As reported in the Summary Compensation Table of this Proxy Statement.

The pay ratio disclosure presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, our CEO pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

We selected March 31, of the relevant year, the end of the closest calendar quarter to our April 30 fiscal year end, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. To identify the “median employee,” we considered the prior trailing 12 months of W-2 wages as of March 31, for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees. Using this measure, we identified a “median employee” who is a full-time, salaried employee located in Springfield, Massachusetts. Once we identified this median employee, we totaled all of the elements of the employee’s compensation for the relevant fiscal year in accordance with the requirements of the applicable SEC rules, and consistent with the calculation of total compensation of our CEO in the Summary Compensation Table above.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”), who is our CEO, and Non-PEO NEOs and our performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Mark P. Smith[1] ($)	Summary Compensation Table Total for Brian D. Murphy[1] ($)	Compensation Actually Paid to Mark P. Smith[1,2,3] ($)	Compensation Actually Paid to Brian D. Murphy[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Thousands)	Adjusted EBITDAS ($ Millions)⁵
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$3,646,527	$—	$5,891,418	$—	$1,226,372	$1,779,928	$244	$136	$39,609	$94.3
2023	$2,305,721	$—	$694,299	$—	$765,141	$521,907	$167	$142	$36,876	$95.2
2022	$2,821,898	$—	$1,725,797	$—	$836,695	$344,465	$183	$163	$194,494	$299.6
2021	$2,704,939	$206,319	$4,393,799	$2,051,760	$785,434	$1,324,456	$229	$198	$252,049	$366.6

1. Mark P. Smith was our Co-President and Co-Chief Executive Officer from January 15, 2020 until August 23, 2020; he has served as our Chief Executive Officer since August 24, 2020. Brian D. Murphy was our Co-President and Co-Chief Executive Officer from January 15, 2020, until his resignation on August 23, 2020 when he became the CEO of American Outdoor Brands, Inc., which we spun-off to our stockholders in August 2020. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024
Deana L. McPherson	Deana L. McPherson	Deana L. McPherson	Deana L. McPherson
Jeffrey D. Buchanan	Kevin A. Maxwell	Kevin A. Maxwell	Kevin A. Maxwell
Robert J. Cicero	Susan J. Cupero	Susan J. Cupero	Susan J. Cupero
Susan J. Cupero	Robert. J. Cicero
Lane A. Tobiassen

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Compensation Matters

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Mark P. Smith ($)	Exclusion of Stock Awards for Mark P. Smith ($)	Inclusion of Equity Values for Mark P. Smith ($)	Compensation Actually Paid to Mark P. Smith ($)
2024	$3,646,527	$(2,072,864)	$4,317,755	$5,891,418
2023	$2,305,721	$(1,502,872)	$(108,550)	$694,299
2022	$2,821,898	$(1,371,850)	$275,749	$1,725,797
2021	$2,704,939	$(1,068,599)	$2,757,459	$4,393,799

Year	Summary Compensation Table Total for Brian D. Murphy ($)	Exclusion of Stock Awards for Brian D. Murphy ($)	Inclusion of Equity Values for Brian D. Murphy ($)	Compensation Actually Paid to Brian D. Murphy ($)
2021	$206,319	$—	$1,845,441	$2,051,760

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	$1,226,372	$(493,533)	$1,047,089	$1,779,928
2023	$765,141	$(367,134)	$123,900	$521,907
2022	$836,695	$(351,308)	$(140,922)	$344,465
2021	$785,434	$(164,012)	$703,034	$1,324,456

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Mark P. Smith ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Mark P. Smith ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Mark P. Smith ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Mark P. Smith ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Mark P. Smith ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Mark P. Smith ($)	Total - Inclusion of Equity Values for Mark P. Smith ($)
2024	$3,418,922	$826,869	$—	$71,964	$—	$—	$4,317,755
2023	$1,154,226	$(1,258,255)	$—	$(4,521)	$—	$—	$(108,550)
2022	$835,528	$(562,497)	$—	$2,718	$—	$—	$275,749
2021	$943,468	$1,695,528	$—	$118,463	$—	$—	$2,757,459

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Compensation Matters

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Brian D. Murphy ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Brian D. Murphy ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Brian D. Murphy ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Brian D. Murphy ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Brian D. Murphy ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Brian D. Murphy ($)	Total - Inclusion of Equity Values for Brian D. Murphy ($)
2021	$—	$1,668,625	$—	$176,816	$—	$—	$1,845,441

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	$814,038	$217,659	$—	$15,392	$—	$—	$1,047,089
2023	$281,965	$(154,040)	$—	$(4,025)	$—	$—	$123,900
2022	$161,687	$(54,762)	$—	$29,853	$(277,700)	$—	$(140,922)
2021	$155,563	$322,806	$15,616	$296,420	$(87,371)	$—	$703,034

4. The Peer Group TSR set forth in this table utilizes the S&P Composite 1500 Leisure Products Index (the "S&P 1500 Leisure Products Index"), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended April 30, 2024. The comparison assumes $100 was invested for the period starting April 30, 2020 through the end of the listed year in the Company and in the S&P 1500 Leisure Products Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5. We determined Adjusted EBITDAS to be the most important financial performance measure used to link our performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in fiscal year 2024. More information on Adjusted EBITDAS can be found in the Annual Performance-Based Cash Incentive Compensation section of the Compensation Discussion and Analysis of this Proxy Statement. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

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Compensation Matters

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

39 I 2024 Proxy Statement

Compensation Matters

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

40 I 2024 Proxy Statement

Compensation Matters

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDAS during the four most recently completed fiscal years.

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Compensation Matters

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the Russell 1500 Leisure Products Index over the same period.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for fiscal 2024 to our performance. The measures in this table are not ranked.

Adjusted EBITDAS Net Sales TSR

42 I 2024 Proxy Statement

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

The Board has appointed an Audit Committee, consisting of three independent directors, each of whom is “independent” as independence is defined in applicable Nasdaq and SEC rules.

The purpose of the Audit Committee is to assist the oversight of the Board in the integrity of our financial statements, our compliance with legal and regulatory matters, our policies and practices related to information security, the independent registered public accountant’s qualifications and independence, and the performance of our independent registered public accountant. The primary responsibilities of the Audit Committee include overseeing our accounting and financial reporting process and audits of our financial statements on behalf of the Board.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements with management and the independent registered public accountant. The Audit Committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board, including a discussion of the independent registered public accountant’s judgments as to the quality of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Audit Committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the independent registered public accountant its independence from management and us, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The Audit Committee discussed with the independent registered public accountant the overall scope and plans for its audit. The Audit Committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of us, the internal controls, and the overall quality of the financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Form 10-K.

Audit Committee: Anita D. Britt; Chair; Robert L. Scott; and Denis G. Suggs.

Independent Registered Public Accounting Firm

The Audit Committee, in accordance with its charter, routinely reviews the performance and retention of our independent auditor. The Audit Committee recently determined that it is an appropriate time to revisit its selection of our independent auditor. Therefore, we have submitted a request for proposal to several independent registered public accounting firms, including our current independent registered public accounting firm, Deloitte & Touche LLP. The request for proposal asks that these firms submit proposals to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2025. After receiving and reviewing these proposals, the Audit Committee will select and appoint an independent registered public accounting firm for the fiscal year ending April 30, 2025.

2023 Proxy Statement I 43

Audit Matters

In light of this ongoing process, we are not submitting a proposal for the ratification of appointment of Deloitte & Touche LLP at the 2024 Annual Meeting. While not required to do so, our practice has been to submit the selection of the independent auditor for ratification in order to ascertain the views of our stockholders, and we expect to resume this practice once a decision has been made. We anticipate that representatives of Deloitte & Touche LLP and, in the event that the Audit Committee does not engage Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending April 30, 2025 and a new independent auditor for the Company has been selected prior to the 2024 Annual Meeting, representatives from the independent auditing firm that has been engaged, will be present at the 2024 Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions. The Audit Committee first appointed Deloitte & Touche LLP to audit our consolidated financial statements in 2014.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence and has determined that Deloitte & Touche LLP’s independence is not compromised by providing such services.

Audit Fees and Audit-Related Fees

The aggregate fees billed to us by Deloitte & Touche LLP for fiscal 2024 and 2023 are as follows:

	2024	2023
Audit Fees	$1,029,807	$973,720
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,029,807	$973,720

Audit services for fiscal 2024 and 2023 consisted of the audit of our consolidated financial statements and the audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act and the review of our quarterly financial statements. Audit services for 2023 also included fees related to the consent on Form S-8 filed in fiscal 2023 and fees related to our response to an SEC comment letter.

Audit Committee Pre-Approval Policies

The Audit Committee charter provides that the duties and responsibilities of the Audit Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval is effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

The Audit Committee requires that the independent registered public accountant, in conjunction with our CFO, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

44 I 2024 Proxy Statement

Stockholder Proposal

STOCKHOLDER PROPOSAL

PROPOSAL THREE – HUMAN RIGHTS IMPACT ASSESSMENT

Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, MO 63131, and other co-filers[1]
has notified us that it intends to present the proposal listed below at the 2024 Annual Meeting. The proponent has indicated that it holds the requisite number of shares of our common stock in accordance with Rule 14a-8 requirements. The proponent’s resolution and supporting statement are quoted verbatim below. We are not responsible for the content of the proponent’s proposal or supporting statement.

What Am I Voting On? Stockholders are being asked to vote on the resolution listed below

Voting Recommendation of the Board: AGAINST the proposal

Vote Required: The affirmative vote of a majority of the votes cast is required to approve the proposal

Broker Discretionary Voting Allowed? No – broker non-votes have no effect

Abstentions: No effect

RESOLVED: Shareholders direct the Smith & Wesson Brands, Inc. (Smith & Wesson) board of directors to oversee an independent third-party Human Rights Impact Assessment which assesses and produces recommendations for improving the human rights impacts of its policies, practices, and products, above and beyond legal and regulatory matters. Input from stakeholders, including human rights organizations, employees, and customers, should be considered in determining the specific matters to be assessed. A report on the assessment, prepared at reasonable cost and omitting confidential/proprietary information, should be published on the company’s website by August 1, 2025.

WHEREAS:

The UN Guiding Principles on Business and Human Rights (UNGPs)2 state that companies have a responsibility to respect human rights within their operations and throughout their value chains. This responsibility necessitates that companies know their human rights risks and impacts; take concrete steps to prevent, mitigate, and remediate adverse impacts when they occur; and publicly communicate how they are addressing their most severe impacts on people connected with their business.

The inherent lethality of firearms exposes all gun makers to elevated human rights risks. Smith & Wesson admits that “reducing the harm caused by the unlawful or improper use of any product, including firearms, is an issue of legitimate public concern…and that to the extent that we can take effective steps to mitigate harm…we might enhance the rights of lawful gun owners.”3

In fact, this is a pervasive and uniquely American problem. Firearms were the leading cause of death for children in the U.S. surpassing all other causes in 2022, an 87% increase in gun deaths for this population within the past decade.4 In 2021, 80.7% of all homicides and 54.8% of all suicides involved firearms and gun deaths were at the highest rate in 30 years.5 A 2022 study from the University of Chicago Harris Public Policy and NORC Center for Public Affairs Research found that 75% believe “gun

1 Co-filers include: Adrian Dominican Sisters; Bon Secours Mercy Health, Inc.; CommonSpirit Health; the Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America; and Providence St. Joseph Health.

2 https://www.ohchr.org/documents/publications/GuidingprinciplesBusinesshr_eN.pdf

3 https://ir.smith-wesson.com/static-files/a66d1a75-6794-48dc-8e16-9d60e3486220

4 https://publichealth.jhu.edu/2023/cdc-provisional-data-gun-suicides-reach-all-time-high-in-2022-gun-homicides-down-slightly-from-2021

5 https://time.com/6220410/gun-firearm-homicide-suicide-us-2021/

45 I 2024 Proxy Statement

Stockholder Proposal

violence is a major problem in the United States,” and about “4 in 10 Americans believe that it is at least somewhat likely that they will become a victim of gun violence within the next five years.” 6

In 2019, in response to a shareholder proposal that achieved majority support, Smith & Wesson published a report on its measures to address gun safety.7 It should be noted that this report failed to put forward meaningful solutions to address gun violence, nor did the report assess or address the company’s human rights risks.

Human rights risks have direct implications for shareholder value and, depending on whether and how they are managed, can be a bellwether for a company’s long-term viability. A company’s efforts to demonstrate that its policies and practices reflect internationally accepted human rights standards can lead to successful and sustainable business planning, and improved relations with customers, workers, communities, investors and business partners.

The Board’s Opposition Statement

After carefully considering the proposal, the Board has concluded that it is not in the best interests of the Company and its stockholders.

Summary of Our Position

For the seventh consecutive year, the proponent seeks to impose on the Company and its stockholders substantial international obligations rooted in the United Nations Guiding Principles on Business and Human Rights (the “UNGP”). Our stockholders have repeatedly rejected similar efforts in the past because of legitimate concerns about exposing us (and their investments in us) to “human rights costs” estimated at $557 billion per year.8 Indeed, 73% of voting stockholders rejected the proponent’s 2023 stockholder proposal, which was substantially the same as this proposal.

As we explained last year, while the proponent presents its position as seeking a third-party human rights impact assessment (“HRIA”), the issue remains the same – the proponent seeks to impose the UNGP precisely because it would require us to reduce our lawful product offerings and accept a framework for assessing broad societal harms created by human rights groups. Our concerns were confirmed late last year when, only months after our stockholders overwhelmingly rejected the 2023 stockholder proposal, the proponent sued us in an effort to prohibit us from manufacturing, marketing and selling a popular product line (the “Suit”).9

While we respect differing views and welcome discussion on public policy topics, such as private firearm ownership, we reject the proponent’s view that stockholders should relinquish their authority to make these critical decisions to a third party. That is essentially what this proposal demands. But the exercise would be one of expending our resources for no benefit because an HRIA is incapable of resolving differing policy views. Neither would the proposal resolve the proponent’s demands. The proponent has made clear through its public statements and the Suit what actions we must take, which necessarily means that any third party engaged to conduct an HRIA could only satisfy the proponent’s demands if it adopts the proponent’s “solutions.”

Accordingly, the Board unanimously recommends a vote AGAINST the proposal.

6 https://harris.uchicago.edu/news-events/news/uchicago-harrisap-norc-poll-about-1-5-americans-say-gun-violence-has-touched-their

7 https://www.sec.gov/Archives/edgar/data/1092796/000119312519032245/d704097dex991.htm

8 Omnilert, 2023 Gun Violence Statistics (January 16, 2024) (suggesting gun violence has an annual economic impact of $557 billion).

9 In December 2023, a co-filer and three other groups that have submitted stockholder proposals to us in the past filed a derivative suit against the Company and our directors and officers. Days later, they admitted that their goal was to stop us from manufacturing and selling lawful products. See https://bonsecours.us/2023/12/05/sisters-communities-public-statement-on-smith-and-wesson/.In May 2024, the court dismissed the Suit, having previously ruled that “there is no reasonable possibility that Plaintiffs’ suit will benefit the Company.”

46 I 2024 Proxy Statement

Stockholder Proposal

The Proponent

The proponent’s interests do not align with our stockholders’ interests. We view stockholder engagement as a critical component of improving our business. However, the proponent is not like most stockholders who invest in companies to help them grow and see a return on their investment. Instead, the proponent becomes a stockholder to campaign for social change.10 The court that dismissed the Suit highlighted this misalignment of interests when it ruled that the plaintiffs “cannot adequately and fairly represent the interests of the Company’s stockholders.” The court observed that the plaintiffs’ recent stockholder proposals “have not had the substantial support of other Company stockholders” and they own “a mere 0.002% of the Company’s outstanding stock, which Plaintiffs do not dispute was not bought for investment purposes but to influence the Company’s business and policies.”

Despite the absence of substantial support, the same core group of stockholders has submitted stockholder proposals for seven consecutive years. Even after having been admonished by a court for pursuing interests contrary to those of the Company and its stockholders, the proponent submitted essentially the same proposal this year. These proposals are expensive and time consuming to address and are used by the proponent to generate negative publicity about us, which from the proponent’s actions appears to be the point.

The Proposal

We oppose the proposal for the same reasons we opposed the nearly identical proposal last year.

Gun control-focused stockholder activism continues to be an inappropriate means for resolving policy arguments. In 2019, we published a Shareholder Requested Report on Product Safety Measures and Monitoring Industry Trends in response to a stockholder resolution submitted by the same core group of stockholders. Our report highlighted the flawed assumptions that “there exists a point when groups fundamentally opposed to private gun ownership will accept private gun ownership” and that “[our] reputation among [our] customers for being strong defenders of the Second Amendment is worth risking for a vague goal of improving [our] reputation among non-customers or anti-gun groups.” Many years later, the policy disagreements between gun control activists such as the proponent and our consumers and gun rights advocates are just as intractable, if not more so. The proponent’s filing of the Suit and resubmission of substantially the same proposal that was overwhelmingly rejected by our stockholders last year proves the point.

Stockholder activism continues to be an inappropriate means for resolving policy arguments. As we noted last year, the proposal provides that the third-party assessor should consult human rights organizations, and one of the best known such organizations has already concluded that the negative societal impact of firearms is $225 billion.11 The lead proponent, Mercy Investment Services, is affiliated with the Interfaith Center on Corporate Responsibility and contributed to its Investor Statement on Gun Violence that estimated that “emergency-room and inpatient charges alone,” factoring in lost wages, are $45 billion annually.12 That statement also calls on manufacturers to “Stop the sale, production, design or conversion of military style semi-automatic assault weapons … for use by civilians.” As the Suit demonstrated, the proponent accepts unquestionably that our business is the cause of such harm and has pre-determined what remedial actions we must take. No amount of “due diligence” will convince the proponent and other activists that their conclusions on the need for firearm bans and ownership restrictions are flawed.

10 Mercy Investment Services seeks to “create just and meaningful environmental, economic and social impacts that protect creation and advance human rights and equity” (https://mercyinvestmentservices.org/our-story/mission-vision/) and CommonSpirit Health’s modus operandi is to “make very small investments …, and then advance shareholder proposals that could help reduce gun violence” (https://www.commonspirit.org/news-articles/taking-action-on-gun-violence).

11 See, Amnesty International, In the Line of Fire – Human Rights and The US Gun Violence Crisis (2018) (suggesting that the direct costs of gun violence are over $3 billion a year and indirect costs are up to $222 billion).

12 https://www.iccr.org/statement-on-gun-violence/.

47 I 2024 Proxy Statement

Stockholder Proposal

Our focus on stockholder engagement and continuous improvement in our approach to ESG issues is an effective risk management approach. Underlying the proposal is an unstated assumption that a third party is needed to supplant the judgment of a board of directors that has not given sufficient attention to these issues. That is simply wrong. We maintain a robust stockholder engagement program, have demonstrated a long-term commitment to independent media monitoring of risks and have taken meaningful action in response to investor concerns.13 Our approach provides an effective risk management framework without creating the risk of extra-legal liabilities associated with the proposal and its fixation on the UNGP. Further, recent debates surrounding ESG issues illustrate the danger of using the boardroom and third parties to engage in policy debates – see, for example, the 2023 Bud Light controversy.14 The volatility of the ESG environment reinforces the view that the gun rights debate is a public policy argument best resolved by means other than gun control-focused stockholder activism.

An HRIA would impose significant cost and expose us to liability without producing benefits for our stockholders or the broader communities we serve. We learned more about HRIAs as part of our review of the 2023 stockholder proposal, including by interviewing firms with experience conducting HRIAs, one of which the proponent recommended. We learned that HRIA design is extremely flexible, which in practice means the result often is dictated by the views of those conducting the exercise. No doubt, while the proposal refers to an “independent third party,” “independent,” in the proponent’s view, is someone who accepts the proponent’s policy judgment. HRIAs are also highly subjective exercises that invite “stakeholder” manipulation. A respected human rights authority refers to HRIAs as “an emerging science. No one knows quite what they are or should be.”15 In addition, we learned that HRIAs are costly. An example cited last year by the proponent allegedly cost millions of dollars.

We also learned that HRIAs typically focus on discrete issues (e.g., supply chain) or projects (e.g., a specific facility), rather than something as broad and unknowable as a product’s impact on society, as the proposal requires. A representative of a firm we interviewed said she could not imagine how many years it would take to assess the impact of firearms. Finally, we learned that an HRIA conducted pursuant to the proposal would reference only international human rights conventions (e.g., the UNGP). Given that more than 90% of our sales derive from the U.S., a country whose laws are recognized as upholding human rights, these international conventions would provide little added benefit while creating significant conflict not only with the U.S. Constitution but also the substantial body of law specifically applicable to our business. It would be contrary to our stockholders’ interests not only to substitute the informed judgment of the Board and our management for that of a third party compelled to reach the proponent’s desired outcome, but also to do so under the guise of an international regime that has no Second Amendment analogue.16

13 We have also significantly refreshed our Board, including by adding directors with regulated industry experience, which has enhanced the Board’s risk oversight capabilities.

14 See Jennifer Maloney, How Bud Light Blew It, Wall St. J. (May 21, 2023) (stating a politically inspired product boycott is causing a 28% drop year-over-year in sales volume).

15 Allan Lerberg Jorgensen, the Director of Human Rights and Business at the Danish Institute for Human Rights.

16 See Wachtell, Lipton, Rosen & Katz, Navigating the Current ESG Landscape: Recommendations for the Board and Management (May 22, 2023) (noting that “The politicization of ESG not only serves to underscore the importance of remaining attuned to the perspectives of different stakeholders but also recognizing that such perspectives, however forceful, are not substitutes for the informed judgment of the board and management.”).

48 I 2024 Proxy Statement

Stockholder Proposal

The proposal once again seeks to impose on the Company and its stockholders the proponent’s pre-determined and costly agenda through the ill-fitting UNGP. During our many years of engaging with the proponent, we have addressed their concerns through direct engagement with our stockholders and by seeking to develop clear solutions to identifiable problems followed by meaningful action. Our approach has been guided by the knowledge that we are responsible for safeguarding stockholder value in a highly politicized environment and these safeguards are swept aside by the proponent’s insistence on the singular path of the UNGP, the essence of which is to require companies to “remedy” even “potential” harms as alleged by third-parties that have no financial interest in those companies, regardless of whether such liability exists under the law.

Recommendation

For these reasons, and for the reasons explained to our stockholders in detail in recent years, the Board unanimously recommends a vote AGAINST the adoption of the proposal.

49 I 2024 Proxy Statement

OTHER IMPORTANT INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of outstanding shares of our common stock as of July 26, 2024 by (1) each of our directors, director nominees, and NEOs, (2) all of our directors and executive officers as a group, and (3) each person known by us to own more than 5% of our common stock.

Name of Beneficial Owner (1)	Number of shares (2)		Percent (2)
Directors and Executive Officers (including NEOs):
Mark P. Smith	202,273	(3)	*
Deana L. McPherson	43,724		*
Kevin A. Maxwell	16,599		*
Susan J. Cupero	30,812	(4)	*
Anita D. Britt	46,207	(5)	*
Fred M. Diaz	26,793	(5)	*
Michelle J. Lohmeier	16,339	(5)	*
Barry M. Monheit	98,369	(6)	*
Robert L. Scott	69,569	(7)	*
Denis G. Suggs	26,493	(5)	*
All directors and executive officers as a group (10 persons)	577,178	(8)	1.28%
Other significant stockholders:
BlackRock, Inc.	4,385,051	(9)	9.73%
The Vanguard Group	3,569,987	(10)	7.92%
Dimensional Fund Advisors	3,008,681	(11)	6.67%
Renaissance Technologies	2,669,209	(12)	5.92%

* Percentage of ownership of less than one percent.

(1)
Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Smith & Wesson Brands, Inc., 1852 Proffitt Springs Road, Maryville, Tennessee 37801.
(2)
The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC taking into effect shares underlying RSUs that have or will have vested, but are not deliverable, within 60 days of the record date. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 45,079,409 shares outstanding on July 26, 2024. The numbers and percentages shown include shares actually owned on July 26, 2024, shares that the identified person or group had the right to acquire within 60 days of such date, and shares underlying RSUs that have or will have vested, but are not deliverable, within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of July 26, 2024 upon the exercise of options or the delivery of RSUs or PSUs and all shares underlying RSUs that have or will have vested, but are not deliverable, within 60 days of the record date are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares owned by any other person or group.
(3)
Includes 7,238 shares underlying RSUs that will have vested and are deliverable within 60 days of the record date.
(4)
Includes 1,839 shares underlying RSUs that will have vested and are deliverable within 60 days of the record date.
(5)
Includes 8,496 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date.
(6)
Includes (a) 8,496 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date; and (b) 3,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board. The shares are held by Barry M. Monheit, Trustee, SEP PROP Monheit Family Trust U/A Dtd 7/16/2002.
(7)
Includes (a) 8,496 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date; and (b) 3,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board.
(8)
Includes (a) 60,053 shares underlying RSUs that have or will have vested and are deliverable within 60 days of the record date; and (b) 6,000 shares underlying RSUs that have vested but the delivery of which is deferred until retirement from the Board.
(9)
Based on the statement on Amendment No. 15 to Schedule 13G filed with the SEC on January 24, 2024, BlackRock, Inc. has sole voting power over 4,310,550 shares and sole dispositive power over 4,385,051 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(10)
Based on the statement on Amendment No. 14 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power over 29,628 shares; sole dispositive power over 3,501,313 shares; and shared dispositive power over 68,674 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

2023 Proxy Statement I 50

Other Important Information

(11)
Based on the statement on Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP has sole voting power over 2,957,073 shares and sole dispositive power over 3,008,681 shares. The address of Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.
(12)
Based on the statement on Amendment No. 5 to Schedule 13G filed with the SEC on February 13, 2024, Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation each have sole voting and dispositive power over 2,669,209 shares. The address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.

ANNUAL REPORT ON FORM 10-K

We will provide, without charge, a copy of the Form 10-K as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this Proxy Statement.

DELINQUENT SECTION 16(a) REPORTS

Based solely upon our review of the copies of such reports received by us during fiscal 2024, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except with respect to a Form 4 filing for Ms. Cupero.

FREQUENTLY ASKED QUESTIONS REGARDING THE 2024 ANNUAL MEETING AND VOTING

What is the purpose of the 2024 Annual Meeting?

Stockholders will vote at the 2024 Annual Meeting on the matters summarized in this Proxy Statement.

Why did I receive these proxy materials?

You received these proxy materials because you are a Company stockholder and the Board is soliciting your proxy to vote your shares at the 2024 Annual Meeting. This Proxy Statement includes information that we are required to provide you under SEC rules and is designed to assist you in voting your shares.

What is included in these proxy materials? What is a Proxy Statement and a proxy?

The proxy materials for the 2024 Annual Meeting include the Notice of Annual Meeting, this Proxy Statement, and our annual report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote your shares, and that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Mark P. Smith and Deana L. McPherson as proxies for the 2024 Annual Meeting.

What does it mean if I receive more than one notice, proxy materials email, or proxy card?

If you receive more than one notice, proxy materials email, or proxy card, you likely have multiple accounts with brokers and/or our transfer agent and will need to vote separately with respect to each notice, proxy materials email, or proxy card you receive.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

The SEC permits us to furnish proxy materials by providing access to those documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. The notice instructs you as to how to submit your proxy on the Internet. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the notice for requesting those materials.

51 I 2024 Proxy Statement

Other Important Information

Who may vote?

You may vote if you owned common stock as of the close of business on July 26, 2024, the record date.

How may I vote?

You may vote by any of the following methods:

•
Internet – follow the instructions on your notice, proxy and/or voting instruction card, or email notice.
•
Phone – follow the instructions on your notice, proxy and/or voting instruction card, or email notice.
•
Mail – complete, sign, and return the proxy and/or voting instruction card provided.
•
Virtually – follow the instructions on the website.

When voting on Proposal 1, you may vote “for all,” “withhold all,” or “for all except.” When voting on Proposals 2 and 3, you may vote “for” or “against” the item, or you may abstain from voting.

Only stockholders of record may vote during the 2024 Annual Meeting. If you are a beneficial owner of shares and wish to vote during the 2024 Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the 2024 Annual Meeting.

We encourage you to vote your proxy by Internet, telephone, or mail prior to the 2024 Annual Meeting, even if you plan to attend the 2024 Annual Meeting virtually.

May I attend the 2024 Annual Meeting in Person?

The 2024 Annual Meeting will be held exclusively online, with no option to attend in person. You may attend the meeting by visiting www.virtualshareholdermeeting.com/SWBI2024 and using your 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials to enter the meeting. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. We encourage stockholders to log in to the website and access the webcast early, beginning approximately 15 minutes before the 2024 Annual Meeting’s 10:00 a.m. Eastern Time start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual stockholder meeting login page.

If, as of the record date, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and you will be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.

52 I 2024 Proxy Statement

Other Important Information

Will I be able to ask questions and participate in the virtual annual meeting?

Stockholders of record and proxy holders that provide their valid 16-digit control number will be able to participate in the 2024 Annual Meeting by asking questions and voting their shares as outlined above.

To submit questions during the meeting, stockholders may log into the virtual meeting website with their 16-digit control number, type the question into the “Ask a Question” field, and click “Submit.”

Only stockholders with a valid 16-digit control number will be allowed to ask questions and engage in dialogue. Questions and comments pertinent to meeting matters will be answered and addressed during the 2024 Annual Meeting as time allows. If we receive substantially similar written questions, we may group these questions together and provide a single response to avoid repetition and allow time for additional question topics. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will endeavor to respond directly to that stockholder using the contact information provided.

Additional information regarding the rules and procedures for participating in the virtual annual meeting will be provided in our meeting rules of conduct, which stockholders may view during the 2024 Annual Meeting at the meeting website.

How many shares of Common Stock were outstanding and entitled to vote on the record date?

45,079,409 shares.

Can I change my vote or revoke my proxy after I vote?

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting electronically during the meeting.

What constitutes a quorum at the 2024 Annual Meeting, and why is a quorum required?

The presence at the 2024 Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote on the record date will constitute a quorum. Votes cast electronically during the meeting or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. A quorum of stockholders is necessary to hold a valid meeting.

What is the difference between holding shares as a “registered holder” and as a “beneficial holder?”

If your shares are registered directly in your name with our transfer agent, you are a registered holder. If your shares are held in the name of a bank, brokerage, or other nominee as custodian on your behalf, you are a beneficial holder.

What if I am a beneficial holder and do not give voting instructions to my broker?

As a beneficial holder, you must provide voting instructions to your bank, broker, or other nominee by the deadline provided in the materials you receive from your bank, broker, or other nominee to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your bank, broker, or other nominee, whether your shares can be voted by such person will depend on the type of item being considered for vote. All proposals are “non-routine” matters and therefore non-discretionary items in that they may not be voted on by brokers, banks, or other nominees who have not received specific voting instructions from beneficial holders (so called “broker non-votes”).

Will any other business be conducted at the Annual Meeting?

We are not aware of any items, other than those referred to in this Proxy Statement, that may properly come before the 2024 Annual Meeting. If other matters are properly brought before the 2024 Annual Meeting, the accompanying proxy will be voted at the discretion of the proxy holders.

53 I 2024 Proxy Statement

Other Important Information

What is householding?

Beneficial holders who share a single address may receive only one copy of the notice or the proxy materials, as the case may be, unless their broker, bank, or other nominee has received contrary instructions from any beneficial holder at that address. This is known as householding. If any beneficial holder(s) sharing a single address wishes to discontinue householding and/or receive a separate copy of the notice or the proxy materials, or wishes to enroll in householding, the beneficial holder(s) should contact its broker, bank, or other nominee directly. Alternatively, if any such beneficial holder wishes to receive a separate copy of the proxy materials, we will deliver them promptly upon request in writing (by mailing a request to our principal executive offices).

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We will reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

We have retained Sodali & Co., a proxy solicitation firm, to perform various solicitation services in connection with the 2024 Annual Meeting. We will pay Sodali & Co. a fee of $11,000, plus phone and other related expenses, in connection with its solicitation services. Sodali & Co. has engaged approximately 15 of its employees to assist us in connection with the solicitation of proxies.

When will the Company announce the voting results?

We will announce preliminary voting results at the 2024 Annual Meeting and report the final results on our website and in a current report on Form 8-K filed with the SEC.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting.

These proxy materials, which include the notice of annual meeting, this Proxy Statement, and our annual report, are available at www.proxyvote.com.

How does the Board recommend that you vote?

The Board recommends that you vote as follows:

•
FOR the election of each of the nominee directors (Proposal 1)
•
FOR the advisory vote on the compensation of our NEOs for fiscal 2024 (Proposal 2)
•
AGAINST approval of a stockholder proposal about a human rights impact assessment (Proposal 3)

STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING

SEC rules permit stockholders to submit proposals for inclusion in our proxy statement if the stockholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act. To be considered for inclusion in next year’s proxy statement, a stockholder proposal submitted in accordance with Rule 14a-8 must be received by us at our principal executive offices by no later than April 8, 2025, unless the date of the 2025 Annual Meeting shall have been accelerated or delayed by more than 30 days from September 17, 2025, in which case the deadline for submission of the stockholder proposal is a reasonable time before we begin to print and disseminate our definitive proxy materials.

Our Bylaws provide that any stockholder proposal (including director nominations) that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but is instead sought to be presented directly at the 2025 Annual Meeting must be delivered to our principal executive offices not later than the close of

54 I 2024 Proxy Statement

Other Important Information

business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2024 Annual Meeting. In each case, the notice must include the information specified in our Bylaws. If the 2025 Annual Meeting is held more than 30 days before or more than 70 days after the anniversary date of the 2024 Annual Meeting, notice must be delivered not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day after the date on which a public announcement of the date of the 2025 Annual Meeting is first made by us. Accordingly, to submit any such proposal, stockholders must submit the required notice no earlier than the close of business on May 20, 2025 and no later than the close of business on June 19, 2025, except as described above.

Our Bylaws permit any eligible stockholder, or any group comprised of up to 20 eligible stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations for inclusion in our proxy materials. The maximum number of qualified director-nominees that may be submitted for inclusion in our proxy materials pursuant to this bylaw (commonly referred to as “proxy access”) is the greater of (i) two or (ii) 20% of the total number of directors then serving in office at the deadline for proxy access nominations (rounded down to the nearest whole number). Any eligible stockholder desiring to nominate a qualified director for our 2025 Annual Meeting pursuant to our proxy access bylaw must give timely written notice of the nomination to our principle executive offices. To be timely, the notice must be delivered not later than the close of business on April 8, 2025, nor earlier than the close of business on March 9, 2025, unless the date of the 2025 Annual Meeting is held earlier than August 18, 2025 or later than November 16, 2025, in which case the notice must be delivered not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2025 Annual Meeting or (ii) the 10th day after the date on which a public announcement of the date of the 2025 Annual Meeting is first made by us. Our Bylaws also provide that a stockholder is not eligible to submit a director nomination pursuant to our proxy access bylaw, and an individual is not qualified to be a director nominee pursuant to our proxy access bylaw, if such stockholder or individual, as the case may be, at any time during the three years prior to the date of such notice of nomination or our 2025 Annual Meeting, has initiated, financially sponsored, supported, or otherwise actively participated in any initiative, campaign, or other process seeking to (i) advance an agenda not directly related the enhancement of stockholder value or (ii) restrict, eliminate, or declare unlawful any business or operation of our company or any of our subsidiaries that has generated revenue, positive earnings, and/or net income in fiscal 2024.

Prior to making any submission to us, we encourage our stockholders to carefully review, as applicable, the full text of SEC Rule 14a-8 and the full text of our Bylaws for additional requirements to nominate a person for election to the Board or to submit a proposal for other business at the annual meeting. Proposals should be delivered to our principal executive offices to the attention of the Corporate Secretary. Delivery by email does not constitute delivery to our principal executive offices.

55 I 2024 Proxy Statement

SMITH & WESSON BRANDS, INC.
1852 PROFFITT SPRINGS RD.
MARYVILLE, TN 37801

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SWBI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54686-P16227

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SMITH & WESSON BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors all of the nominees listed below to serve until our next annual meeting of stockholders and until their successors are elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anita D. Britt
02) Fred M. Diaz
03) Michelle J. Lohmeier
04) Barry M. Monheit
05) Robert L. Scott
06) Mark P. Smith
07) Denis G. Suggs

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. PROPOSAL 2: To approve on an advisory basis the compensation of our named executive officers for fiscal 2024 ("say-on-pay");	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
3. PROPOSAL 3: A stockholder proposal (human rights impact assessment);	☐	☐	☐

and upon such matters which may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no directions are made, this proxy will be voted FOR all directors, FOR proposal 2, and AGAINST proposal 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please email address changes or comments to: investorrelations@smith-wesson.com.

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V54687-P16227

SMITH & WESSON BRANDS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2024 ANNUAL MEETING OF STOCKHOLDERS
September 17, 2024

The undersigned stockholder of SMITH & WESSON BRANDS, INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Mark P. Smith and Deana L. McPherson and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2024 Annual Meeting of Stockholders of the Company, to be held on Tuesday, September 17, 2024, at 10:00 a.m., Eastern Time, online at www.virtualshareholdermeeting.com/SWBI2024 and at any adjournment or postponement thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors; FOR the say-on-pay proposal; AGAINST the stockholder proposal; and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE DIRECTORS, "FOR" THE SAY-ON-PAY PROPOSAL, AND "AGAINST" THE STOCKHOLDER PROPOSAL.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.